Prospectus Supplement	Filed Pursuant to Rule 424(B)(5)
(To Prospectus dated May 5, 2006)	Registration File No.: 333-133337

$3,000,000

ANESIVA, INC.

7% Senior Notes due 2010

Anesiva, Inc. is distributing to its stockholders, at no charge, non-transferable subscription rights to purchase an aggregate principal amount of $3,000,000 of our 7% senior notes due 2010. Each stockholder will receive one subscription right for each share of Anesiva common stock owned of record on March 27, 2009. Each subscription right will entitle the holder to purchase $0.12 principal amount of notes. We refer to this as the “basic subscription privilege.” Each subscription right will carry with it an over-subscription privilege to purchase a portion of the principal amount of notes that is not otherwise purchased through the exercise of the basic subscription privilege.

The subscription rights will expire if they are not exercised by 5:00 p.m. Pacific time on April 28, 2009, the expected expiration date of the rights offering. We, in our sole discretion, may extend the period for exercising the subscription rights. Subscription rights that are not exercised by the expiration date of the rights offering will expire and will have no value. You should carefully consider whether or not to exercise your subscription rights before the expiration date.

The notes will mature on April 28, 2010. Interest will accrue on the notes at a rate of 7.0% per annum and be payable at maturity; provided that if an event of default has occurred and is continuing, the interest rate will be increased to 14.0%. The notes will be our unsecured obligations. If a change of control event occurs with respect to Anesiva, holders of the notes will have the right to require us to repurchase all or part of their notes at the price described in this prospectus supplement.

The exercise of your subscription rights for the notes involves risks. You should consider carefully the risk factors beginning on page S-10 before deciding whether to exercise your subscription rights.

Anesiva common stock trades on The NASDAQ Global Market under the symbol “ANSV.”

	Per Note	Aggregate
Subscription Price	100%	$3,000,000
Estimated Expenses	15.0%	$450,000
Net Proceeds to Anesiva	85.0%	$2,550,000

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is April 2, 2009.

This prospectus supplement is a supplement to the accompanying prospectus that is also a part of this document. This prospectus supplement and the accompanying prospectus dated May 5, 2006 are part of a registration statement on Form S-3 (File No. 333-133337) we filed with the Securities and Exchange Commission using a “shelf” registration process. Under this “shelf” registration process, we may from time to time sell any combination of securities described in the accompanying prospectus in one or more offerings up to a total of $100 million.

These documents contain important information you should consider when making your investment decision. The accompanying prospectus provides you with a general description of the securities we may offer. This prospectus supplement describes the specific terms of the subscription rights and notes and also adds to and updates information in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. You should carefully read both this prospectus supplement and the accompanying prospectus as well as the additional information described under “Where You Can Find More Information” before exercising subscription rights and purchasing notes.

You should rely only on the information provided in this prospectus supplement, the accompanying prospectus or incorporated by reference in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with any other information. If anyone provides you with different or inconsistent information you should not rely on it.

This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to purchase the securities offered hereby in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. The information contained in the prospectus and the prospectus supplement is accurate only as of the date of the prospectus and the prospectus supplement, regardless of the time of delivery of this prospectus supplement or of any sale of the securities. Unless otherwise stated, all references to “us,” “our,” “Anesiva,” “we,” “the Company” and similar designations refer to Anesiva, Inc. Our logo, trademarks and service marks are the property of Anesiva.

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PROSPECTUS SUPPLEMENT SUMMARY

This section answers in summary form some questions you may have about the rights offering and the notes and highlights some of the information contained elsewhere in this prospectus supplement. Because this section is a summary, it does not contain all of the important information that you should consider before exercising the subscription rights. You should read the entire prospectus supplement and accompanying prospectus carefully, including the “Risk Factors” section and the documents listed under “Where You Can Find More Information.”

The Rights Offering

The brief summary below describes the principal terms of the rights offering and the notes. Some of the terms and conditions described below are subject to important limitations and exceptions. The “Description of Notes” section of this prospectus supplement contains a more detailed description of the terms and conditions of the notes.

Issuer	Anesiva, Inc.

Securities Offered	•

Rights: We are distributing to you, at no charge, one non-transferable subscription right for each share of our common stock that you owned as of 5:00 p.m., Pacific time, on the record date, either as a holder of record or, in the case of shares held of record by brokers, dealers, custodian banks or other nominees on your behalf, as beneficial owner of such shares.

•	Notes: $3,000,000 aggregate principal amount of 7% senior notes due 2010.

Use of Proceeds	We will not receive any proceeds from the issuance of the rights. We intend to use the net proceeds from the offering of the notes for working capital, existing obligations and general corporate purposes. See “Use of Proceeds.”

The Rights

Record Date	5:00 p.m., Pacific time, on March 27, 2009.

Expiration of the Rights Offering	5:00 p.m., Pacific time, on April 28, 2009, unless we, in our sole discretion, extend the expiration date of the rights offering until some later date.

Basic Subscription Privilege	The basic subscription privilege of each subscription right will entitle you to purchase $0.12 principal amount of notes.

Over-Subscription Privilege

In the event that you purchase the aggregate principal amount of notes available to you pursuant to your basic subscription privilege, you may also choose to purchase a portion of the principal amount of notes that are not subscribed for by our stockholders through the exercise of their basic subscription privileges. The maximum principal amount that could be purchased by you pursuant to your over-subscription privilege will be determined according to the following formula based in part on your percentage ownership of our outstanding common stock as of 5:00 p.m., Pacific time, on the record date: (total of the unsubscribed principal amount of notes multiplied by your ownership percentage of our outstanding common stock, other than common stock held by the standby purchasers, at the record date). For example, if you owned 2% of our common stock, other than common stock held by the standby purchasers, outstanding on the record date and you properly exercised your basic subscription privilege in full, you may purchase up to 2% of the unsubscribed principal amount of notes with your over-subscription privilege.

Subscription Price	100% of the principal amount of notes to be purchased, payable in cash. To be effective, any payment related to the exercise of a right must clear prior to the expiration of the rights offering.

Non-Transferability of Rights	The subscription rights may not be sold, transferred or assigned and will not be listed for trading on The NASDAQ Global Market or on any stock exchange or market or on the OTC Bulletin Board.

Standby Purchasers	On January 20, 2009, we entered into a securities purchase agreement with certain investors which provides that those investors (the “January Investors”), have the right, but not the obligation, to purchase the principal amount of notes that are not purchased by other stockholders upon exercise of the basic subscription and over-subscription rights prior to the expiration of the rights offering.

No Revocation	All exercises of subscription rights are irrevocable, even if you later learn information that you consider to be unfavorable to the exercise of your subscription rights.

Extension, Cancellation and Amendment	We may extend the expiration date of the rights offering until some later date. Our board of directors may cancel the rights offering at any time prior to three business days following the expiration of the rights offering for any reason. In the event that the rights offering is cancelled, all subscription payments received by the subscription agent will be returned, without interest, as soon as practicable. We also reserve the right to amend or modify the terms of the rights offering.

Procedures for Exercising Rights	To exercise your subscription rights, you must complete the rights certificate and deliver it to the subscription agent, The Bank of New York Mellon, together with full payment for all the subscription rights you elect to exercise under the basic subscription privilege and over-subscription privilege. You may deliver the documents and payments by mail or commercial carrier. If regular mail is used for this purpose, we recommend using registered mail, properly insured, with return receipt requested. If you cannot deliver your rights certificate to the subscription agent prior to the expiration of the rights offering, you may follow the guaranteed delivery procedures described under “The Rights Offering—Guaranteed Delivery Procedures.”

If you are a beneficial holder of our common stock, then you must comply with The Depository Trust Company’s then applicable conversion program procedures to exercise your subscription rights in lieu of completing the rights certificate and delivering it to the subscription agent. You will still need to deliver full payment to the subscription agent.

Subscription Agent	The Bank of New York Mellon

Fees and Expenses	We will pay the fees and expenses related to the rights offering.

NASDAQ Global Market Trading Symbol	Shares of our common stock are currently listed for quotation on The NASDAQ Global Market under the symbol “ANSV.”

The Notes

Notes	7% senior notes due 2010.

Maturity	The notes will mature on April 28, 2010.

Interest Rate	Interest will accrue on the notes at a rate of 7% per annum; provided that if an event of default has occurred and is continuing, the interest rate will be increased to 14%.

Payment Dates	Interest will be payable upon maturity.

Ranking	The notes will be our unsecured obligations.

On January 20, 2009, we entered into a securities purchase agreement with the January Investors where we agreed to sell and issue secured securities (the “2009 Securities”) for a total principal amount of up to $7.0 million. The 2009 Securities have similar change of control repurchase rights as the notes being offered hereby.

Notwithstanding the fact that the 2009 Securities are secured, in the event of a repayment of the 2009 Securities, holders of the notes will have the right to require us to repurchase all or part of their notes at a price equal to the aggregate principal amount of the notes repurchased multiplied by the lesser of (i) seven, or (ii) the same multiple (which may be less than one) of the aggregate principal amount received by the holders of the 2009 Securities.

Change of Control	If a change of control event occurs with respect to Anesiva, holders of the notes will have the right to require us to repurchase all or part of their notes at a price equal to the aggregate principal amount of the notes repurchased multiplied by the lesser of (i) seven, or (ii) the same multiple (which may be less than one) of the aggregate principal amount received by the holders of the 2009 Securities, together with accrued and unpaid interest, as described more fully under “Description of Notes—Change of Control Permits Holders to Require Us to Repurchase Notes.”

A change of control is: (a) any transaction or series of related transactions resulting in the sale or issuance of securities or any rights to securities of Anesiva representing in the aggregate more than 50% of Anesiva’s issued and outstanding voting securities, on a fully diluted basis, or any transaction or series of related transactions resulting in the sale, transfer, assignment or other conveyance or disposition of any securities or any rights to securities of Anesiva by any holder or holders thereof representing in the aggregate more than 50% of the issued and outstanding voting securities of Anesiva, (b) a merger, consolidation, reorganization, recapitalization or share exchange (whether or not Anesiva is the surviving and continuing entity) in which the stockholders of Anesiva immediately prior to such transaction receive, in exchange for securities of Anesiva owned by them (whether alone or together with cash, property or other securities), cash, property or securities of the resulting or surviving entity and as a result thereof persons who were holders of voting securities of Anesiva immediately prior to such transaction hold less than 50% of the issued and outstanding capital stock of the resulting or surviving entity entitled to vote in the election of directors, managers or similar governing body or otherwise, (c) repayment of the amounts due under the 2009 Securities, (d) Anesiva shall commence any insolvency proceeding with respect to itself, or an involuntary insolvency proceeding shall be filed against Anesiva, or a custodian, receiver, trustee, assignee for the benefit of creditors, or other similar official shall be appointed to take possession, custody or control of the properties of Anesiva, and such involuntary insolvency proceeding, petition or appointment is acquiesced to by Anesiva or is not dismissed within 60 days, (e) the dissolution or termination of the business of Anesiva, or (f) a change of control under the 2009 Securities if, as a result of such change of control, Anesiva repays the 2009 Securities.

No Restrictions on Additional Indebtedness	The indenture for the notes does not limit the amount of additional indebtedness, including secured indebtedness, which we can create, incur, assume or guarantee, nor does the indenture limit the amount of indebtedness or other liabilities that our subsidiaries can create, incur, assume or guarantee.

Events of Default	The following are events of default under the indenture for the notes:

•	we fail to pay the principal of or any interest or premium on the notes when due;

•	we fail to give the notice that we are required to give if there is a change of control;

•

we fail to perform any other covenant in the indenture and that failure continues for 60 days after written notice to us by the trustee or the holders of at least 25% in aggregate principal amount of outstanding notes;

•

the 2009 Securities have been accelerated due to an event of default and such acceleration is not annulled within 30 days after written notice to Anesiva by the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes;

•	the holders of the 2009 Securities foreclose on or enforce their security interest in the collateral securing the 2009 Securities;

•	we fail to pay principal of (and premium, if any, on) and interest on the 2009 Securities when due and such failure continues for 30 days or more following the end of any applicable grace period; and

•	certain events of bankruptcy, insolvency or reorganization with respect to us or our significant subsidiaries specified in the indenture.

Trustee	The Bank of New York Mellon Trust Company, N.A.

Listing and Trading	The notes will not be listed on any securities exchange or included in any automated quotation system. The notes will be new securities for which there is currently no public market.

Our Company

Anesiva, Inc. is a biopharmaceutical company focused on the development and commercialization of novel therapeutic treatments for pain management. Our portfolio of products includes:

•

Adlea™, a long-acting, site-specific, non-opioid analgesic, is being developed for moderate to severe pain, and has completed multiple Phase 2 trials in post-surgical, musculoskeletal and neuropathic pain and Phase 3 trials in bunionectomy and total knee arthroplasty (TKA, or total knee replacement surgery). We are initially pursuing an indication for Adlea for the management of acute pain associated with orthopedic surgeries.

•

Zingo™ (lidocaine hydrochloride monohydrate) powder intradermal injection system, was approved by the Food and Drug Administration (the “FDA”) in August 2007 to reduce the pain associated with peripheral intravenous insertions or blood draws in children three to 18 years of age. Zingo was approved in January 2009 to reduce the pain associated with blood draws in adults. On November 8, 2008, our board of directors approved the restructuring of our operations and discontinuing Zingo manufacturing and commercial operations as a result of manufacturing challenges and limited market penetration. We are currently exploring strategic alternatives, including the sale of the assets related to Zingo.

Anesiva was incorporated in Delaware in January 1999. The address of our principal executive office is 650 Gateway Boulevard, South San Francisco, California 94080, and our telephone number is (650) 624-9600. Our website address is www.anesiva.com. Anesiva does not incorporate the information on its website into this prospectus supplement, and you should not consider it part of this prospectus supplement. For further information regarding us and our financial information, you should refer to our recent filings with the Securities and Exchange Commission, or SEC. See “Where You Can Find More Information.”

QUESTIONS & ANSWERS ABOUT THE RIGHTS OFFERING

Why are we conducting the rights offering?

We are conducting the rights offering to raise capital that we intend to use for working capital, existing obligations and general corporate purposes. We currently have capital resources that we believe to be sufficient to support our operations into April 2009 and we believe that the rights offering will strengthen our financial condition by generating additional cash. In addition, on January 20, 2009, we entered into a securities purchase agreement, as amended (the “Investor Agreement”) with Sofinnova Venture Partners VII, L.P., Alta California Partners III, L.P., Alta Embarcadero Partners III, LLC, Alta Partners VIII, LP, CMEA Ventures VII, L.P., CMEA Ventures VII (Parallel), L.P., InterWest Partners VIII, LP, InterWest Investors VIII, LP, and InterWest Investors Q VIII, LP (the “January Investors”), where we agreed to sell and issue securities (the “2009 Securities”) for a total principal amount of up to $7.0 million, subject to the terms and conditions set forth in the Investor Agreement. We want to offer subscription rights to our stockholders for similar securities as those issued to the January Investors. The January Investors have waived any right to participate in this rights offering, except that the January Investors may purchase the principal amount of notes not otherwise purchased by other stockholders prior to the expiration of the rights offering.

What is the rights offering?

The rights offering is a distribution of non-transferable subscription rights on a pro rata basis to all of our stockholders other than the January Investors. We are distributing subscription rights for every share of our common stock held on March 27, 2009, the record date. If all subscription rights are exercised, we will raise gross proceeds of approximately $3.0 million.

What is a subscription right?

Each full subscription right entitles stockholders to purchase $0.12 principal amount of notes and carries with it a basic subscription privilege and an over-subscription privilege. The subscription right has been calculated taking into account the waiver of any rights held by the January Investors.

What is the basic subscription privilege?

The basic subscription privilege of the subscription rights entitles you to purchase $0.12 principal amount of notes for every subscription right you hold.

What is the over-subscription privilege?

The over-subscription privilege included with the subscription rights entitles you, if you fully exercise your basic subscription privilege, to subscribe for additional subscription rights to the extent that other subscription rights holders do not exercise their subscription rights. If sufficient principal amount of notes is available, we will honor all over-subscription requests in full. If over-subscription requests exceed the principal amount of notes available, we will allocate the available principal amount of notes pro rata among those who over-subscribed based on the principal amount of notes subscribed for pursuant to the basic subscription privilege. “Pro rata” means the shares of common stock you held on the record date in proportion to the amount of shares of our common stock, other than shares held by the January Investors, outstanding on the record date.

Are there standby purchasers in this offering and, if so, what is the role of the standby purchasers?

The January Investors waived any right to participate in this rights offering, except that the January Investors may purchase, but are not obligated to purchase, the principal amount of notes not otherwise purchased by other stockholders prior to the expiration of the rights offering. See “The Rights Offering—Standby Commitments” and “Plan of Distribution.”

When does the rights offering expire?

The rights offering expires at 5:00 p.m. Pacific time on April 28, 2009. We may extend the expiration date until some later date in our sole discretion. See “The Rights Offering—Expiration Date and Amendments.”

Am I required to subscribe in the rights offering?

No.

What happens if I choose not to exercise my subscription rights?

There will be no change to your current number of shares of our common stock if you do not exercise your subscription rights.

May I sell or transfer my subscription rights if I do not want to purchase any principal amount of notes?

No. The subscription rights are not transferable. Only you may exercise the subscription rights.

How do I exercise my subscription rights if my shares are held in the name of my broker, custodian bank or other nominee?

If you hold your shares in a brokerage account, custodian bank or by another nominee, you will not receive a subscription rights certificate. We will ask your broker, custodian bank or other nominee to notify you of the rights offering. If you wish to exercise your subscription rights, you will need to have your broker, custodian bank or other nominee act for you. To indicate your decision, you should complete and return to your broker, custodian bank or other nominee the form entitled “Beneficial Owner Election Form.” You should receive this form from your broker, custodian bank or other nominee with the other rights offering materials. You should contact your broker, custodian bank or other nominee if you do not receive this form, but you believe you are entitled to participate in this offering.

How do I exercise my subscription rights if my shares are held in my name?

If you hold your shares directly, you will receive a subscription rights certificate. You may exercise your subscription rights by completing and signing the purchase form that appears on the back of each subscription rights certificate. You must then send the completed and signed form, along with payment in full of the subscription amount through the basic subscription privilege and, if exercised, the over-subscription privilege to The Bank of New York Mellon, the subscription agent.

The subscription agent must receive these documents and the subscription payment no later than the time and date the rights offering expires.

You may also exercise your subscription rights by following the procedures for guaranteed delivery described under “The Rights Offering—Guaranteed Delivery Procedures” beginning on page S-38. In this case, you must deliver the Notice of Guaranteed Delivery and subscription payment to the subscription agent by the time and date the rights offering expires. You must also deliver the properly completed subscription rights certificate to the subscription agent within three business days following the date you submit the Notice of Guaranteed Delivery.

We have provided more detailed instructions on how to exercise your subscription rights under “The Rights Offering—Exercise of Subscription Rights” beginning on page S-34 and with the subscription rights certificate accompanying this prospectus.

What should I do if I want to participate in the rights offering and I am a stockholder in a foreign country or in the armed services?

We will not mail this prospectus supplement or the rights certificates to stockholders whose addresses are outside the United States or who have an army post office or foreign post address. The subscription agent will hold the rights certificates for their account. To exercise subscription rights, our foreign stockholders must notify the subscription agent and timely follow the procedures described in “Rights Offering—Foreign Stockholders.”

If I exercise rights in the rights offering, may I cancel or change my decision?

No. All exercises of subscription rights are irrevocable.

Will I be charged a sales commission or a fee if I exercise my subscription rights?

We will not charge a brokerage commission or a fee to subscription rights holders for exercising their rights. However, if you exercise your subscription rights through a broker or nominee, you will be responsible for any fees charged by your broker or nominee.

If the rights offering is not completed, will my subscription payment be refunded to me?

Yes. The subscription agent will hold all funds it receives in a segregated bank account until completion of the rights offering. If the rights offering is not completed, all subscription payments received by the subscription agent will be returned, without interest, as soon as practicable. If you own shares in “street name,” it may take longer for you to receive payment because the subscription agent will return payments through the record holder of the shares.

Are there risks involved in exercising my subscription rights?

Yes. Exercising your subscription rights and purchasing a principal amount of notes involves a high degree of risk. You should read and carefully consider the information set forth under “Risk Factors” beginning on page S-10 and the information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. You should decide whether to exercise your subscription rights and purchase the principal amount of notes based upon your own assessment of your best interests.

Whom should I contact with questions?

If you have questions or need assistance, please contact Mellon Investor Services LLC at (888) 847-7893.

RISK FACTORS

Risks Related to the Rights Offering

We will need additional financing in April 2009, which may be difficult or impossible to obtain. If we fail to obtain necessary financing or do so on unattractive terms, our development programs and other operations could be severely harmed.

As of December 31, 2008, we had current liabilities of $11.1 million and cash on hand of approximately $658,000. We currently have capital resources that we believe to be sufficient to support our operations into April 2009. We may not be able to raise sufficient additional capital to continue our existing operations beyond that time. We have based this estimate on assumptions that may prove to be wrong, and we may use our available capital resources sooner than we currently expect. Further, our operating plan may change, and we may need additional funds to meet operational needs and capital requirements for product development and commercialization sooner than planned. Our forecast of the period of time through which our financial resources will be adequate to support our operations is a forward-looking statement and involves risks and uncertainties, and actual results could vary as a result of a number of factors, including the other factors discussed in this section.

We believe that strict cost containment in the near term is essential if our current funds are to be sufficient to allow us to continue our currently planned operations. If we are unable to effectively manage our current operations, we may not be able to implement our business strategy and our financial condition and results of operations may be adversely affected. To conserve cash, we have implemented a plan for a substantial reduction of our workforce and reduction of our monthly expenditures. We are also evaluating our alternatives with respect to the sale of equipment, inventory and other non-critical assets. We are attempting to work out settlements with our creditors at this time but there is no assurance that we will be able to do so on satisfactory terms or at all. We may be legally declared to have an inability or impairment of our ability to pay our creditors, including the filing of an involuntary petition for bankruptcy. If we are unable to effectively manage our expenses, we may find it necessary to reduce our expenses through another reduction in our workforce, which could adversely affect our operations.

In addition, we are pursuing strategic transactions and alternatives with respect to all aspects of our business, including sales of our Zingo product and asset and seeking a partner or acquirer for our Adlea program or opportunities for the merger, sale or other combination of Anesiva. Stockholders should recognize that, to satisfy our liabilities and fund the clinical development of Adlea, we may pursue strategic alternatives that result in the stockholders of Anesiva having little or no continuing interest in the Zingo product or Adlea or any other assets of Anesiva as stockholders or otherwise.

We will require substantial funds to further develop and commercialize Adlea. We expect to incur significant spending as we expand our development programs, manage continuing operations and partnering activities and our future capital requirements will depend on many factors, including:

•	the scope and results of our clinical trials;

•	the timing of, and the costs involved in, obtaining regulatory approvals for Adlea, and other future product candidates; and

•	the costs involved in preparing, filing, prosecuting, maintaining and enforcing patent claims and other patent-related costs, including any litigation costs and the results of such litigation.

We cannot assure you that any actions that we take would raise or generate sufficient capital to fully address the uncertainties of our financial position. Additional financing may not be available when we need it or may not be available on favorable terms or at all. If we are unable to obtain adequate funding on a timely basis, we may be required to significantly curtail one or more of our development programs for Adlea and to further reduce our current operations. We could be required to seek funds through arrangements with collaborators or others that may require us to relinquish rights to some of our technologies, product candidates or products which we would otherwise pursue on our own. In addition, we have already significantly reduced our workforce and may need to further reduce or curtail our current workforce or may even cease operations if we do not obtain any additional funding. In the current economic climate, we may be unable to raise additional funds through any sources.

We may not be able to raise sufficient funds to continue our current operations, and there is substantial doubt about our ability to continue as a going concern.

If we are not able to raise additional funding, we may not be able to enter into successful collaborations under favorable terms or on any terms at all. As a result, we may be unable to realize value from our assets and discharge our liabilities in the normal course of business. All of these factors raise substantial doubt about our ability to continue as a going concern. If we become unable to continue as a going concern, we would have to liquidate our assets, and we might realize significantly less than the values at which they are carried on our financial statements.

We may need to seek protection under the provisions of the U.S. Bankruptcy Code, and in that event, it is unlikely that noteholders would receive repayment of their principal.

We have not generated any revenues to date, and we have incurred losses in each year since our inception in 1999. As of December 31, 2008, we had current liabilities of $11.1 million and cash on hand of approximately $658,000. We currently have capital resources that we believe to be sufficient to support our operations into April 2009. We may not be able to raise sufficient capital to continue our existing operations beyond that time, particularly in light of our obligations under our lease and credit agreements, and we are currently evaluating our strategic alternatives with respect to all aspects of our business. We cannot assure you that any actions that we take, including this rights offering, will raise or generate sufficient capital to fully address the uncertainties of our financial position. As a result, we may be unable to realize value from our assets and discharge our liabilities in the normal course of business. If we are unable to settle our obligations to our creditors, including our landlords, or if we are unable to obtain financing to support continued satisfaction of our leases and other debt obligations, we would be in default under our lease and credit agreements and may need to seek protection under the provisions of the U.S. Bankruptcy Code. In that event, we may seek to reorganize our business, or we or a trustee appointed by the court may be required to liquidate our assets. In either of these events, whether the noteholders receive repayment of their principal amounts is highly uncertain. If we needed to liquidate our assets, we would likely realize significantly less from them than the values at which they are carried on our financial statements. The funds resulting from the liquidation of our assets would be used first to pay off the debt owed to secured creditors before any funds would be available to pay our unsecured creditors, and any shortfall in the proceeds would directly reduce the amounts available for distribution, if any, to our unsecured creditors and to our stockholders. In the event we were required to liquidate under the federal bankruptcy laws, it is highly unlikely that noteholders would receive repayment of their principal amounts.

In the event of a bankruptcy or other proceeding, the notes may be subject to equitable subordination or other challenges by our creditors.

If we seek protection under the provisions of the U.S. Bankruptcy Code, become subject to an involuntary petition under the U.S. Bankruptcy Code, or in certain other situations, our creditors could attempt to challenge the notes under various legal principles, including fraudulent conveyance, equitable subordination, or recharacterization of the notes as equity. Should such a challenge be successful, a court could order that the claims of holders of the notes be made junior in priority to the claims of our other unsecured creditors, be made pari passu with the rights of one or more classes of our stockholders, or could disallow any claims in respect of the notes. In such an event, it is unlikely that holders of the notes would receive any payments in respect of the notes.

The notes are junior in right of payment to any of our existing and future secured creditors to the extent of the value of the collateral securing our obligations to those creditors.

The notes are general, unsecured obligations equal in right of payment with our existing and future unsecured unsubordinated obligations. However, the notes are junior in right of payment to the rights of existing and future secured creditors to the extent of the value of the collateral securing our obligations to such creditors. In January 2009 we entered into a securities purchase agreement, as amended (the “Investor Agreement”) with Sofinnova Venture Partners VII, L.P., Alta California Partners III, L.P., Alta Embarcadero Partners III, LLC, Alta Partners VIII, LP, CMEA Ventures VII, L.P., CMEA Ventures VII (Parallel), L.P., InterWest Partners VIII, LP, InterWest Investors VIII, LP, and InterWest Investors Q VIII, LP (the “January Investors”), where we agreed to sell and issue securities (the “2009 Securities”) for a total principal amount of up to $7.0 million, subject to the terms and conditions set forth in the Investor Agreement. The 2009 Securities are secured by a first priority security interest in all of the assets we own. Notwithstanding this security interest, in the event of a repayment of the 2009 Securities, holders of the notes will have the right to require us to repurchase all or part of their notes at a price equal to the aggregate principal amount of the notes repurchased multiplied by the lesser of (i) seven, or (ii) the same multiple (which may be less than one) of the aggregate principal amount received by the holders of the 2009 Securities, together with accrued and unpaid interest. However, the notes and the indenture do not restrict us or our subsidiaries from incurring indebtedness, including senior secured indebtedness, in the future, nor do they limit the amount of indebtedness that is equal in right of payment.

We may not have the ability to pay principal or interest on the notes when due.

The notes mature on April 28, 2010 and bear interest at a rate of 7% per annum. Since the inception of Anesiva’s business, it has incurred significant cumulative net losses. As of December 31, 2008, we had accumulated deficit of approximately $312.0 million. As of December 31, 2008, we had current liabilities of $11.1 million and cash on hand of approximately $658,000. We currently have capital resources that we believe to be sufficient to support our operations into April 2009. We expect to continue to incur substantial net losses in order to further develop and commercialize our products and may not be able to sustain our operations. Accordingly, absent additional financing, we will likely not have sufficient funds to pay the principal amount of the notes upon maturity or upon any acceleration thereof. In addition, we may not have sufficient funds to pay interest on the notes. If we fail to pay principal or interest when due, we will be in default under the indenture governing the notes.

We may be unable to repurchase the notes for cash when required by the holders following a change of control.

Upon a change of control event, we would be required to offer to repurchase the notes for cash at a price equal to the aggregate principal amount of the notes repurchased multiplied by the lesser of (i) seven, or (ii) the same multiple (which may be less than one) of the aggregate principal amount received by the holders of the 2009 Securities, together with accrued and unpaid interest. The proceeds from a change of control may not be sufficient to pay the repurchase amount due under the notes and the 2009 Securities. In addition, if the January Investors agree to reduce the amount we owe in the event of a change of control the repurchase amount for the notes will be reduced as well, including possibly a reduction below the principal amount of the notes. The change of control provisions may not protect you if Anesiva undergoes a highly leveraged transaction, reorganization, restructuring, acquisition or similar transaction that may adversely affect you unless the transaction is included within the definition of a change of control.

Our ability to pay cash to holders of the notes upon a repurchase may be limited by our financial resources at the time of such repurchase. If a change of control (as that term is defined in the Investor Agreement) occurs, which includes a sale or merger of Anesiva, we would be obligated to pay the January Investors and the holders of the notes, assuming all of the holders of the notes accept our repurchase offer, up to seven times the amount of the outstanding principal amount of the 2009 Securities and the notes, plus all accrued but unpaid interest. As a result, we may not have sufficient funds to make the required repurchase in cash at such time or the ability to arrange necessary financing on acceptable terms. In addition, our ability to repurchase the notes in cash may be limited by law or the terms of other agreements relating to our debt outstanding at the time. If we fail to repurchase the notes in cash as required by the indenture, it would constitute an event of default under the indenture governing the notes, which, in turn, would constitute an event of default under our 2009 Securities and potentially under the terms of any other debt that we may incur. We have agreed with the holders of the 2009 Securities that in the event of a change of control the amount payable with respect to the 2009 Securities, including their security interest in our assets, will be reduced such that we can pay to the holders of notes the same multiple (which may be less than one) of the aggregate principal amount of the notes as is being paid in respect of the aggregate principal amount of the 2009 Securities, however if, as a result of having insufficient funds or such events of default, we seek protection under the provisions of the U.S. Bankruptcy Code, or we become subject to any involuntary proceeding under the U.S. Bankruptcy Code, the 2009 Securities may have priority over the notes to the extent of our assets securing the 2009 Securities. In such event, the noteholders may not receive any payments in respect of a change of control.

The terms of the notes will not contain restrictive covenants.

The indenture under which the notes were issued does not contain restrictive covenants that would protect you from several kinds of transactions that may adversely affect you. In particular, the indenture does not contain covenants that will limit our ability to make distributions on or redeem our capital stock or limit our ability to incur additional indebtedness, including secured debt. In addition, the limited covenants applicable to the notes do not require us to achieve or maintain any minimum financial results relating to our financial position or results of operations. Our ability to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the notes could have the effect of diminishing our ability to make payments on the notes when due.

The notes may initially be held in book-entry form and, therefore, you may have to rely on the procedures and the relevant clearing systems to exercise your rights and remedies.

If the notes are issued in book-entry form, unless and until certificated notes are issued in exchange for book-entry interests in the notes, owners of the book-entry interests will not be considered owners or holders of notes. Instead, the common depository, or its nominee, will be the sole holder of the notes. Payments of principal, interest and other amounts owing on or in respect of the notes in global form will be made to the paying agent, which will make payments to The Depository Trust Company (“DTC”). Thereafter, such payments will be credited to DTC participants’ accounts that hold book-entry interests in the notes in global form and credited by such participants to indirect participants. Unlike holders of the notes themselves, owners of book-entry interests will not have the direct right to act upon our solicitation for consents or requests for waivers or other actions from holders of the notes. Instead, if you own a book-entry interest, you will be permitted to act only to the extent you have received appropriate proxies to do so from DTC or, if applicable, a participant. We cannot assure you that procedures implemented for the granting of such proxies will be sufficient to enable you to vote on any requested actions on a timely basis.

The subscription rights are not transferable and there is no market for the subscription rights.

You may not sell, transfer or assign your subscription rights. The subscription rights are only transferable by operation of law. Because the subscription rights are non-transferable, there is no market or other means for you to directly realize any value associated with the subscription rights. You must exercise the subscription rights prior to the expiration of the rights offering or such subscription rights will terminate.

Because our management will have broad discretion over the use of the net proceeds from the rights offering, you may not agree with how we use the proceeds, and we may not invest the proceeds successfully.

While we currently anticipate that we will use the net proceeds of the rights offering to provide additional liquidity for working capital, existing obligations and general corporate purposes our management may allocate the proceeds among these purposes as it determines is appropriate. In addition, market factors may require our management to allocate portions of the proceeds for other purposes. Accordingly, you will be relying on the judgment of our management with regard to the use of the proceeds from the rights offering, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for the Company.

We may not be able to maintain our listing on The Nasdaq Global Market, which would adversely affect the price and liquidity of our common stock and could adversely affect this rights offering.

To maintain the listing of our common stock on The Nasdaq Global Market we are required to meet certain listing requirements, including a minimum closing bid price of $1.00 per share. Our common stock has traded below the $1.00 minimum bid price every trading day since October 21, 2008. Under normal circumstances, companies traded on Nasdaq would receive a deficiency notice from Nasdaq if their common stock has traded below the $1.00 minimum bid price for 30 consecutive business days. Due to market conditions, however, on October 16, 2008, Nasdaq announced suspension of the enforcement of rules requiring a minimum $1.00 closing bid price, with the suspension to remain in place until Monday, July 20, 2009. If our common stock continues to trade below the $1.00 minimum bid price for 30 consecutive business days following the end of Nasdaq’s enforcement suspension, we would likely receive a deficiency notice. Following receipt of a deficiency notice, we expect we would have 180 calendar days to regain compliance by having our common stock trade over the $1.00 minimum bid price for at least a 10-day period. If we were to fail to meet the minimum bid price for at least 10 consecutive days during the grace period, our common stock could be delisted. Even if we are able to comply with the minimum bid requirement, there is no assurance that in the future we will continue to satisfy Nasdaq listing requirements, with the result that our common stock may be delisted. Should our common stock be delisted from Nasdaq, and the delisting determination was based solely on non-compliance with the $1.00 minimum bid price, we may consider applying to transfer our common stock to The Nasdaq Capital Market provided that we satisfy all criteria for initial inclusion on such market other than the minimum bid price rule. In the event of such a transfer, the Nasdaq Marketplace Rules provide that we would have an additional 180 calendar days to comply with the minimum bid price rule while on The Nasdaq Capital Market.

On March 27, 2009, we received a letter from Nasdaq indicating that the stockholders’ equity held in the Company was below the minimum requirement for continued listing on Nasdaq. The Nasdaq Marketplace Rules provide that we have 15 calendar days to submit a plan to regain compliance with this requirement, and if our plan is accepted, Nasdaq will grant us up to 105 days from the date of the notice to regain compliance. If our plan to regain compliance with the stockholders’ equity requirement is not approved, our common stock may be delisted from Nasdaq. In addition to submitting a plan to regain compliance with the stockholders’ equity requirements, we may consider applying to transfer our common stock to The Nasdaq Capital Market, provided that we satisfy all criteria for initial inclusion on that market other than the minimum bid price rule. We expect to respond to Nasdaq’s letter within the required time. At this time we have made no determination as to the content of our response to Nasdaq.

If our stock is delisted from The Nasdaq Global Market and The Nasdaq Capital Market, it would likely be more difficult to trade in or obtain accurate quotations as to the market price of our common stock. Delisting of our common stock could materially adversely affect the market price and market liquidity of our common stock and our ability to raise necessary capital. Further, if our common stock is delisted from The Nasdaq Global Market prior to the completion of the rights offering, then the exemptions from state securities and usury law we are relying upon to issue the notes may no longer apply, and we may be forced to cancel the rights offering.

Amounts payable in respect of the notes may be limited by state law.

Many states, including California and New York, have usury laws that limit the amount of interest that can be charged and paid on loans, which includes debt securities like the notes. Specifically, for purposes of these usury laws, the amounts payable upon a change of control in excess of the principal amount of the notes could be deemed to be “interest,” in which case any applicable usury laws could limit the amounts payable to holders of notes upon a change of control. The supplemental indenture under which the notes are issued is governed by the laws of the State of California. We believe that the notes are exempt from California’s usury laws by virtue of Section 25117 of the California Corporations Code, which exempts from California’s usury laws debt of an issuer that has a security listed or approved for listing on The Nasdaq Global Market. However, we may not be able to maintain our listing on The Nasdaq Global Market through the issue date of the notes, in which case the notes would likely not be exempt from California’s usury laws. See “—We may not be able to maintain our listing on The Nasdaq Global Market, which would adversely affect the price and liquidity of our common stock and could adversely affect this rights offering.” In addition, the base indenture is governed by the laws of the State of New York, and although the supplemental indenture supercedes the base indenture, a court may not give effect to the choice of governing law provision in the supplemental indenture. New York law provides an exemption from usury for loans aggregating $2.5 million or more. We may not issue sufficient notes pursuant to the rights offering to qualify for this exemption. To the extent any state usury laws apply and no exemptions therefrom are available, amounts payable in respect of the notes may be reduced or limited.

We may cancel the rights offering at any time prior to the third business day following the expiration of the rights offering, and neither we nor the subscription agent will have any obligation to you except to return your exercise payments.

We may, in our sole discretion, decide not to continue with the rights offering or cancel the rights offering up to three business days following the expiration of the rights offering. If the rights offering is cancelled or terminated, all subscription payments received by the subscription agent will be returned, without interest, as soon as practicable.

You may not revoke the exercise of your subscription rights even if we decide to extend the expiration date of the subscription period.

We may, in our sole discretion, extend the expiration date of the subscription period. If the expiration date is extended after you send in your subscription forms and payment, you still may not revoke or change your exercise of subscription rights.

Because we may cancel or terminate the offering, your participation in the offering is not assured.

Once you exercise your subscription rights, you may not revoke the exercise for any reason unless we amend the offering. If we decide to cancel or terminate the offering, we will not have any obligation with respect to the subscription rights except to return any subscription payments, without interest.

If you do not act promptly and follow the subscription instructions, your exercise of subscription rights will be rejected.

Stockholders that desire to purchase shares in the rights offering must act promptly to ensure that all required forms and payments are actually received by the subscription agent prior to the expiration of the rights offering. If you are a beneficial owner of shares, you must act promptly to ensure that your broker, dealer, custodian bank or other nominee acts for you and that all required forms and payments are actually received by the subscription agent prior to the expiration of the rights offering. We are not responsible if your broker, custodian or nominee fails to ensure that all required forms and payments are actually received by the subscription agent prior to the expiration of the rights offering. If you fail to complete and sign the required subscription forms, send an incorrect payment amount or otherwise fail to follow the subscription procedures that apply to your exercise in the rights offering prior to the expiration of the rights offering, the subscription agent will reject your subscription or accept it only to the extent of the payment received. Neither we nor our subscription agent undertake to contact you concerning an incomplete or incorrect subscription form or payment, nor are we under any obligation to correct such forms or payment. We have the sole discretion to determine whether a subscription exercise properly complies with the subscription procedures.

Risk Factors Relating to Our Business

We may not be able to identify and successfully complete a strategic transaction for the assets related to Zingo.

We have decided to eliminate our Zingo sales and marketing functions, close down Zingo contract manufacturing and engineering activities and have implemented a substantial restructuring plan approved by our board of directors. We had previously devoted a substantial amount of efforts and capital expenditures relating to these activities. We are currently exploring strategic alternatives, including the sale of the assets related to Zingo. We cannot predict whether we will be able to identify strategic transactions on a timely basis or at all. We also cannot predict whether any such transaction, once identified, will be consummated on favorable terms or at all. We anticipate that any such transaction would be time-consuming and may require us to incur significant additional costs regardless even if completed. If we are unable to identify and complete an alternate strategic transaction, we may incur material expenses relating to writing down the assets relating to Zingo.

If we do not complete an Adlea partnering, Zingo divestiture or additional financing, we may not be able to repay the loan from our debt investors when it becomes due and we may not be able to return capital to our stockholders.

On January 20, 2009, we entered into the Investor Agreement, where we agreed to sell and issue the 2009 Securities for a total principal amount of up to $7.0 million, subject to the terms and conditions set forth in the Investor Agreement. The 2009 Securities are secured by a first priority security interest in all of the assets we own. We will pay interest at a continuously compounding rate of seven percent per year. If we default under the Investor Agreement, we will pay interest at a continuously compounding rate of 14% per year. If a change of control event occurs as defined under the Investor Agreement, we would be obligated to pay the Investors seven times the amount of the outstanding principal amount of the 2009 Securities, plus all accrued but unpaid interest. Unless we pay the principal back early under the terms of the Investor Agreement or it is accelerated because of a default, we will pay the outstanding principal and accrued but unpaid interest at any time at the request of a certain majority of the January Investors on or after July 20, 2009. Under the terms and conditions set forth in the Investor Agreement, we received an initial $3.0 million on January 20, 2009, and we requested and received a second tranche of $2.0 million on March 3, 2009. We have requested the final tranche of $2.0 million under the Investor Agreement to be received before April 1, 2009.

Upon a change of control event, we will be required to repay up to $49.0 million in debt plus accrued interest to our January Investors and up to $21.0 million in debt plus accrued interest pursuant to the notes issued in the rights offering, which we may not be able to repay or which may not leave sufficient funding to distribute capital to our stockholders.

Our success is dependent on the proper management of our current and future business operations, and the expenses associated with them.

Our business strategy requires us to manage our operations to provide for the continued development and potential commercialization of Adlea. Our strategy also calls for us to undertake increased research and clinical development activities, and to manage an increasing number of relationships with collaborators and other third parties to achieve our development timelines, while simultaneously managing the expenses generated by these activities. On September 3, 2008, we announced a reduction of approximately 20% of our workforce, across our pre-clinical development and administrative functions. This reduction in force was a part of our efforts to reduce our operating expenses through prioritization of our development portfolio and streamlining our infrastructure. On November 10, 2008, we announced that the ACTIVE-1 Phase 3 clinical trial studying Adlea versus placebo following bunionectomy surgery missed its primary endpoint, a non-safety related recall potentially related to shelf life of our marketed Zingo product and the early repayment of our Oxford Loan in the amount of over $20.9 million which led to a second reduction of approximately 80% of our workforce, across all departments. As a result of these reductions in force, we recorded a restructuring charge of approximately $1.3 million in the third and fourth quarters of 2008.

We continue to believe that strict cost containment in the near term is essential if our current funds are to be sufficient to allow us to continue our currently planned operations and clinical development. If we are unable to effectively manage our current operations, we may not be able to implement our business strategy and our financial condition and results of operations may be adversely affected. If we are unable to effectively manage our expenses, we may find it necessary to reduce our expenses through another reduction in our workforce, which could adversely affect our operations.

We currently are, and in the future may be, subject to stockholder litigation which could hurt our business.

On each of March 13, 2009 and March 19, 2009, we and certain of our officers, directors and stockholders affiliated with certain of our directors were named as defendants in purported derivative lawsuits filed in the Court of Chancery of the State of Delaware in connection with a financing transaction we completed pursuant to the Investor Agreement in January 2009, alleging, among other things, breaches of fiduciary duties. The plaintiffs are seeking, among other things, a judgment voiding provisions of the Investor Agreement that require us to pay the investors who are party to the Investor Agreement seven times the amount of the outstanding principal amount of the securities purchased in the financing in the event of a change of control. The stockholder derivative suits are discussed in more detail in Part I, Item 3 of our Annual Report on Form 10-K. We cannot predict the outcome of these lawsuits, nor can we predict the amount of time and expense that will be required to resolve them. The ongoing legal fees we are incurring in connection with these actions, or any attorneys’ fees that we may be required to pay as a result of the derivative suits, could have an adverse effect on our operating results and financial condition. In addition, if the lawsuits are successful and as a result the investors who are parties to the Investor Agreement require us to repay amounts we have received pursuant to the Investor Agreement we will likely need to significantly reduce or curtail our current workforce or may have to cease operations. Further, these lawsuits may divert management’s attention and resources, which could harm our business.

We have a limited operating history and if we do not generate significant revenues, we will not be able to achieve profitability.

We have a limited history of operations and we have incurred net losses since our inception. As of December 31, 2008, we had accumulated deficit of approximately $312.0 million. We expect to incur substantial net losses in order to further develop and commercialize our products and do not know whether or when we will become profitable and may not be able to sustain our operations.

As a result of our ongoing reductions in force, we will be operating with a severe shortage of personnel and may not be able to conduct even limited operations or maintain effective disclosure controls and procedures. If we fail to retain key scientific and clinical personnel, we may be unable to successfully develop Adlea or any other product candidates.

On November 10, 2008, we announced a reduction in force to reduce our staff to approximately 16 employees. On November 10, 2008, we provided Worker Adjustment and Retraining Notification Act (WARN Act) notices to 62 employees that their employment would end on January 9, 2009. On February 19, 2009, we announced that our chief financial officer position was eliminated. Accordingly, we will be operating with a severe shortage of resources and may not be able to conduct even limited operations. Even if we are able to obtain necessary funding and continue our business beyond April 2009, we may not have adequate personnel to operate our business or be able to attract and retain qualified employees.

The reduction in force may also impact the effectiveness of our disclosure controls and procedures, including certain segregation of duties and other controls to reduce the risk that a potential material misstatement of the financial statements could occur without being prevented or detected. Effective internal controls are necessary for us to provide reliable financial reports, maintain investor confidence and prevent fraud. As a result of our restructuring, we have significantly reduced our number of employees and there can be no guarantee that we will be able to retain employees with the requisite expertise to maintain an effective system of internal controls in a timely manner. Any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our common stock.

The competition for qualified personnel in the biotechnology field is intense and we must retain and motivate highly qualified scientific personnel. We are highly dependent upon our scientific staff, particularly those employees who are involved in the development of Adlea. The loss of services of any of these key scientific employees could delay or prevent the development of Adlea, which may have a material adverse effect on our business, financial condition and results of operations.

We will need to complete additional trials for Adlea and perform additional preclinical testing and clinical trials for Adlea in children before we can submit a New Drug Application which may impact our registration timeline.

On November 10, 2008, we announced that the ACTIVE-1 Phase 3 trial evaluating Adlea missed its primary endpoint of reducing post-surgical pain versus placebo (p=0.07) following bunionectomy surgery at four to 32 hours post-surgery, although the same measure was highly significant at four to 48 hours post-surgery (p=0.004). On December 16, 2008, we announced that the ACTIVE -2 Phase 3 trial evaluating Adlea met its primary endpoint of reducing post-surgical pain versus placebo (p=0.03) following total knee replacement surgery at four to 48 hours post-surgery. At a minimum, we will need to repeat one Phase 3 trial, and choose to include data from three Phase 2 trials: total hip arthroplasty (for which patient enrollment is completed), an arthroscopic shoulder surgery study, and a Phase 2 dose validation study in total knee replacement to appropriately deliver a registration package suitable for a New Drug Application, or NDA, assessment to the FDA.

Although we plan to submit an NDA for Adlea upon the completion of a clinical trial program in adults, we may be required by the FDA to complete preclinical pediatric studies as well as provide clinical data in a pediatric population before we can submit Adlea for commercial approval in the United States. If this the case, the time to NDA submission would be significantly affected.

Even though the adult patient population treated so far with Adlea has exhibited a safety profile similar to the placebo treated population, it is possible that Adlea may exhibit signs of safety concerns in a children population, which may ultimately restrict Adlea’s label for use, or further delay Adlea’s registration timeline.

If the FDA does not accept our proposal to replace the ACTIVE-1 Phase 3 study with a more robust ACTIVE-3 Phase 3 Bunionectomy study in an appropriate surgical model, our development timeline for Adlea may be significantly delayed.

On November 10, 2008, we announced that the ACTIVE-1 Phase 3 trial evaluating Adlea missed its primary endpoint of reducing post-surgical pain versus placebo (p=0.07) following bunionectomy surgery at four to 32 hours post-surgery. On December 16, 2008, we announced that the ACTIVE -2 Phase 3 trial evaluating Adlea met its primary endpoint of reducing post-surgical pain versus placebo (p=0.03) following total knee replacement surgery at four to 48 hours post-surgery. Given the positive results of our ACTIVE-2 Phase 3 study in total knee replacement, it is our intention to propose replacing the failed ACTIVE-1 study with a more robust ACTIVE-3 study in an appropriate surgical model for the purpose of filing an NDA for Adlea with the FDA. If the FDA does not accept our proposal or requires that we perform a replacement Phase 3 study in another pain model, this could introduce a significant time delay in our clinical development plan and such a delay may have a material adverse effect on our business, financial conditions or results of operations.

If we fail to successfully develop our single product candidate, or to successfully sublicense or sell our single approved product, our future revenues will be adversely affected.

At this time, Adlea is our only product candidate being actively developed and our future revenues, if any, in the foreseeable future will be derived solely from Adlea and any sublicense revenues from or sale of our only approved product, Zingo. We currently only have one sublicense for Zingo technology. If the clinical development of Adlea is unsuccessful, or if we are unable to enter into additional sublicenses for or sell the Zingo technology, our revenues will be adversely affected.

On November 10, 2008, we announced that the ACTIVE-1 Phase 3 trial evaluating Adlea missed its primary endpoint of reducing post-surgical pain versus placebo (p=0.07) following bunionectomy surgery at four to 32 hours post-surgery. The same measure was highly significant (p=0.004) from four to 48 hours post-surgery. The trial also achieved a key secondary endpoint of reducing opioid use for Adlea versus placebo (p=0.012) over the four to 32 hour period. Adverse events were essentially similar for both active treatment and placebo groups.

On December 16, 2008, we announced that the ACTIVE-2 Phase 3 trial evaluating Adlea achieved its primary efficacy endpoint of reducing post-surgical pain versus placebo (p=0.03) following total knee arthroplasty (TKA, or total knee replacement surgery) at four to 48 hours after surgery. The trial also met its key secondary endpoint with Adlea demonstrating a highly significant reduction in opioid medication consumption compared to placebo (p=0.005). Adverse events were essentially similar for both active treatment and placebo groups.

If the Adlea clinical program progresses to an FDA approval, we will most likely need a partner to commercialize Adlea successfully.

If we obtain marketing approval for Adlea, we may not be able to build a sales and marketing organization or manufacturing operations as a result of the recent restructurings and will most likely need to seek to partner with one or more companies in order to successfully launch, distribute and market Adlea in the United States and the rest of the world. If we are not able to find a suitable partner, we may not be able to raise capital and would likely have to cease operations.

If we do not find collaborators for our product candidates, we may have to reduce or delay our rate of product development and/or increase our expenditures, and our business, results of operations and financial condition could suffer.

Our strategy to develop, manufacture and commercialize Adlea may include entering into various relationships with other pharmaceutical companies or organizations with respect to some programs to advance such programs and reduce our expenditures on such programs. Our product candidates will sometimes target highly competitive therapeutic markets in which we have limited experience and expertise. If we are unable to develop this expertise ourselves, we will need to enter into agreements with a biotechnology or pharmaceutical company to provide us with the necessary resources and experience for the development and commercialization of products in these markets. There are a limited number of companies with the resources necessary to develop our future products commercially, and we may be unable to attract any of these firms. A company that has entered into a collaboration agreement with one of our competitors may choose not to enter into a collaboration agreement with us. We may not be able to negotiate any collaboration on acceptable terms or at all. If we are not able to establish collaborative arrangements, we may have to reduce or delay further development of some of our programs and/or increase our expenditures and undertake the development activities at our own expense. If we elect to increase our expenditures to fund our development programs, we will need to obtain additional capital, which may not be available on acceptable terms or at all. If we are unable to find suitable partners or to negotiate acceptable collaborative arrangements or future sale of assets held-for-sale with respect to our existing and future product candidates or the licensing of our technology, or if any arrangements we negotiate, or have negotiated, include unfavorable commercial terms, our business, results of operations and financial condition could suffer.

In addition, there have been a significant number of recent business combinations among biotechnology and pharmaceutical companies that have reduced the number of potential future collaborators. If business combinations involving potential collaborators were to occur, the effect could be to diminish, terminate or cause delays in one or more of our product development programs.

If we are unable to establish and maintain partnerships on commercially attractive terms, our business, results of operations and financial condition could suffer.

We intend to continue to seek partnerships with pharmaceutical and biotechnology partners to fund some of our research and development expense and develop and commercialize Adlea. We are also seeking to license the rights to the Zingo technology to third parties for use with other medications. There may be valuable opportunities to use this advanced needle-free delivery technology for the delivery of drugs other than lidocaine. We are engaging our cooperative joint venture (“CJV”) partners in China to discuss the dissolution of the CJV, which may affect potential partnerships. In addition, our current Zingo partners may seek damages against us as part of their negotiations to modify or terminate any existing agreements. The timing of any future partnerships, as well as the terms and conditions of the partnerships, will affect our results of operation and financial condition. If we are unable to find suitable partners or to negotiate acceptable collaborative arrangements with respect to our existing and future product candidates or the licensing of our technology, or if any arrangements we negotiate, or have negotiated, include unfavorable commercial terms, our business, results of operations and financial condition could suffer.

If we fail to obtain U.S. regulatory approval for product candidate, Adlea, we will not be able to generate revenue in the U.S. market.

We must receive FDA approval for Adlea before we can commercialize or sell this product candidate in the United States. Even if approved by the FDA, the specific approval may be significantly limited to specific disease indications, patient populations and dosages. The FDA can limit or deny its approval for many reasons, including:

•	a product candidate may be found to be unsafe or ineffective for the desired indication;

•	regulators may interpret data from preclinical testing and clinical trials differently and less favorably than we do;

•	regulators may not approve the manufacturing processes or facilities that we use; and

•	regulators may change their approval policies or adopt new regulations.

Failure to obtain FDA approval or any delay or setback in obtaining such approval would:

•	adversely affect our ability to market any drugs that we develop and our ability to generate product revenues; and

•	impose additional costs and diminish any competitive advantages that we may attain.

As to any product for which marketing approval is obtained, the labeling, packaging, adverse event reporting, storage, advertising, promotion and record keeping related to the product is subject to extensive regulatory requirements. The subsequent discovery of previously unknown problems with the product, up to and including a previously unknown or unrecognized adverse side effect, may result in restrictions on the product and/or labeling, including withdrawal of the product from the market. In addition, we may be slow to adapt, or we may never be able to adapt, to changes in existing requirements or new regulatory requirements or policies.

If we fail to comply with applicable U.S. regulatory requirements, we may be subject to fines, suspension or withdrawal of regulatory approvals, product recalls, seizure of products, operating restrictions and criminal prosecution.

Even if our products are approved by regulatory authorities, if we fail to comply with ongoing regulatory requirements, or if we experience unanticipated problems with our products, these products could be subject to restrictions or withdrawal from the market.

Any product for which we obtain marketing approval, along with the manufacturing processes, post-approval clinical data and promotional activities for such product, will be subject to continual review and periodic inspections by the FDA and other regulatory bodies. Even if regulatory approval of a product is granted, the approval may be subject to limitations on the indicated uses for which the product may be marketed or contain requirements for costly post-marketing testing and surveillance to monitor the safety or efficacy of the product. Later discovery of previously unknown or unforeseeable problems with our products, including unanticipated adverse events or adverse events of unanticipated severity or frequency, manufacturer or manufacturing processes, or failure to comply with regulatory requirements, may result in restrictions on such products or manufacturing processes, withdrawal of the products from the market, voluntary or mandatory recall, product returns, fines, suspension of regulatory approvals, product seizures, injunctions or the imposition of civil or criminal penalties.

If our clinical trials with respect to our product candidate do not meet safety or efficacy endpoints in these evaluations, or if we experience significant delays in these tests or trials, our ability to commercialize our product and our financial position will be impaired.

Clinical development is a long, expensive and uncertain process that is subject to significant delays. Due to the known or unknown circumstances beyond our control, it may take us several years to complete our testing, and failure can occur at any stage of testing. Patient enrollment in future clinical trials depends on many factors, including the size of the desired patient population, the nature and complexity of the trial protocol, the proximity of patients to clinical sites, and the eligibility criteria for inclusion in the study and patient compliance. Delays in patient enrollment or failure of patients to continue to participate in a planned or ongoing study may cause an increase in costs and delays, or even result in the failure of the trial. Favorable relationships with our investigators is also important in managing and maintaining a clinical development program.

The results of preclinical or previous clinical studies do not necessarily predict future clinical trial results, and acceptable results in early studies may not adequately inform future risks observed in later studies. Any preclinical or clinical test may fail to produce results satisfactory to the FDA or foreign regulatory authorities. Preclinical and clinical data can be interpreted in different ways by different reviewers and regulators, which could delay, limit or prevent regulatory approval. Drug-related adverse events during a clinical trial could cause us to repeat a trial, perform an additional trial, terminate a trial or even cancel a clinical program. In addition, we are required by the FDA to conduct additional preclinical studies, including toxicology, while our clinical studies are ongoing which may identify previously unknown risks or questions that could require additional investigations.

To obtain regulatory approval to market our product candidate, we will need to conduct nonclinical studies in animals, and the results of these nonclinical studies may not demonstrate adequate safety or efficacy and, even if they do, the results may not necessarily be predictive of results in human trials.

As part of the regulatory approval process, we must conduct, at our own expense, nonclinical studies in laboratory animals as well as clinical trials in humans. The number of nonclinical trials that the regulatory authorities will require varies depending on the product candidate, the disease or condition for which the product candidate is being developed to address and the regulations applicable to the particular product candidate. We may need to perform multiple nonclinical studies in different species using various doses and formulations of our product candidate before we can begin clinical trials, continue clinical trials or obtain approval of our drugs, which could result in delays in our ability to develop or obtain approval of our product candidate. Furthermore, nonclinical results in animal studies are not necessarily predictive of outcomes in human clinical trials. Even after we have conducted the adequate nonclinical studies in animals, we must demonstrate in clinical trials that our product candidate is safe and efficacious for use on humans, in order to receive regulatory approval for commercial sale. Even if initial results of nonclinical studies for our product candidate are positive, we may obtain different unforeseeable results in later stages of nonclinical and clinical drug development, including failure to show desired safety and efficacy.

There may be delays in developing a product candidate as a result of the necessary preclinical studies to assess the safety of the product candidate including its ability to cause cancer and interactions with other drugs.

We are required to conduct preclinical studies to evaluate the safety of our product candidate including its ability to cause cancer or negatively interact with other drugs. For example, such studies may be required for Adlea, or other future products, for the treatment of certain indications. Such studies require up to three years, or longer, to complete and report.

Failure to enroll patients for clinical trials may cause delays in developing the product candidates, and delays in the commencement of clinical testing of the current product candidates could result in increased costs to us and delay our ability to generate revenues.

We will encounter delays or possibly regulatory rejections if we are unable to enroll enough patients to complete clinical trials as planned. Patient enrollment depends on many factors, including the size of the patient population, the nature and complexity of the protocol, the proximity of patients to clinical sites and the eligibility criteria for patient inclusion in the trial. Any delays in planned patient enrollment in the future may result in increased costs and delays, which could harm or hamper our ability to develop the product candidate in the desired timelines and planning period.

Delays in the commencement of clinical testing could significantly increase product development costs and delay product commercialization beyond the period planned and disclosed publicly. The commencement of clinical trials can also be delayed for a variety of reasons, including delays in:

•	demonstrating sufficient safety and efficacy to obtain regulatory approval to commence a clinical trial;

•	reaching agreement on acceptable terms with prospective contract research organizations and individual trial sites;

•	manufacturing sufficient quantities of a product candidate; and

•	obtaining institutional review board approval to conduct a clinical trial at a prospective site.

It may require longer and larger clinical trials to study a product candidate for certain indications such as chronic conditions.

The time frame of our clinical studies for a product candidate for a chronic condition may also be affected by the International Conference on Harmonisation guidelines that state that at least 1,500 patients must be exposed to the drug prior to submission of a registration application and from 300 to 600 patients be exposed to a new drug for one year. If development of Adlea for pain resulting from any disease syndrome or indication is subject to these guidelines, development for these indications may be longer than a development program for an acute condition such as postsurgical pain, which typically, but not always, requires a smaller patient exposure database. In addition to the time required to conduct these studies, the results of such studies may demonstrate previously unknown or unknowable harmful side effects of a product candidate, which could delay, impair or prevent our ability to develop such a product candidate.

If third-party clinical research organizations do not perform in an acceptable and timely manner, our clinical trials could be delayed or unsuccessful.

We do not have the ability to conduct all of our clinical trials independently. As in similar companies who operate with limited personnel and in a virtual mode within our industry, we rely on the skills and individual commitments of clinical investigators, third party clinical research organizations and consultants to perform substantially all of these functions. If we cannot locate acceptable contractors to run our clinical trials or enter into favorable agreements with them, or if these third parties do not successfully carry out their contractual duties, satisfy FDA requirements for the conduct of clinical trials or meet expected deadlines, we will be unable to obtain required approvals and will be unable to commercialize our products on a timely basis, if at all. If we do not maintain good professional and working relationships with our clinical investigators or their clinical sites, our clinical trials may be negatively impacted. Our agreements are generally cancelable by either party with 30 days notice, with or without cause.

Failure to obtain regulatory approval in foreign jurisdictions will prevent us from marketing our products abroad.

We intend to market our products in international markets. In order to market our products in the European Union and many other foreign jurisdictions, we or our foreign marketing partners must obtain separate regulatory approvals. The approval procedure varies among countries and can involve additional testing, and the time required to obtain approval may differ from that required to obtain FDA approval. The foreign regulatory approval process may include all of the risks associated with obtaining FDA approval. We may not obtain foreign regulatory approvals on a timely basis, if at all. Approval by the FDA does not ensure approval by regulatory authorities in other countries, and approval by one foreign regulatory authority does not ensure approval by regulatory authorities in other foreign countries or by the FDA. We may not be able to file for regulatory approvals and may not receive necessary approvals to commercialize our products in any market.

Our competitors currently offer and may develop therapies that reduce the size of our markets.

Our business has been characterized by extensive research and development efforts, rapid developments and intense competition. Our competitors may have or may develop superior technologies or approaches, which may provide them with competitive advantages. Our potential products may not compete successfully. If these competitors get to the marketplace before we do with better or less expensive drugs, our product candidates, if approved for commercialization, may not be profitable to sell or worthwhile to continue to develop. Technology in the pharmaceutical industry has undergone rapid and significant change, and we expect that it will continue to do so. Any compounds, products or processes that we develop may become obsolete or uneconomical before we recover any expenses incurred in connection with their development. The success of our product candidates will depend upon factors such as product efficacy, safety, reliability, availability, timing, scope of regulatory approval, acceptance and price, among other things. Other important factors to our success include speed in developing product candidates, completing clinical development and laboratory testing, obtaining regulatory approvals and manufacturing and selling commercial quantities of potential products to the market.

Our product candidates are intended to compete directly or indirectly with existing drugs. Even if approved and commercialized, our products may fail to achieve market acceptance with hospitals, physicians or patients. Hospitals, physicians or patients may conclude that our potential products are less safe or effective or otherwise less attractive than these existing drugs. If our product candidates do not receive market acceptance for any reason, our revenue potential would be diminished, which would materially adversely affect our ability to become profitable.

Adlea, if approved and commercialized, will face significant competition. For postsurgical pain, morphine administered by infusion pump is a common treatment method. Several other oral, injectable and patch opioids are also used, including Vicodin® (Abbott Labs), OxyContin® (Purdue Pharma), Ionsys™ and Duragesic® (Johnson & Johnson) and generic versions of Duragesic that are manufactured by Mylan & Sandoz. For later-stage osteoarthritis, in addition to NSAIDs, and Celebrex® (Pfizer), hyaluronic acid products, including Synvisc® (Genzyme), are injected locally and there is some oral opioid use. For the treatment of tendonitis, glucocorticosteroids are used. TRPV1, which is involved in the transmission of pain signals to the brain and which is affected by Adlea, has become a popular target for the pharmaceutical industry. TRPV1 inhibitors, or agonists, that may also compete with Adlea are being developed by several companies, including Merck-Neurogen, Pfizer-Renovis (a subsidiary of Evotec AG), Amgen, Schwarz Pharma-Amore Pacific, Purdue Pharma, and PainCeptor. These TRPV1 inhibitors are expected to advance to clinical evaluation shortly. We believe there are other products that are in development that may compete with our current product candidates.

Most of our competitors, including many of those listed above, have substantially greater capital resources, research and development staffs, facilities and experience in conducting clinical trials and obtaining regulatory approvals, as well as in manufacturing and marketing pharmaceutical products. As a result, they may achieve product commercialization or patent protection earlier than we can.

If we fail to obtain an adequate level of reimbursement for our products by third-party payors, there may be no commercially viable markets for our products or the markets may be much smaller than expected.

The availability and levels of reimbursement by governmental and other third party payors affect the market for our products. The efficacy, safety and cost-effectiveness of our products as well as the efficacy, safety and cost-effectiveness of any competing products will determine the availability and level of reimbursement. These third-party payors continually attempt to contain or reduce the costs of healthcare by challenging the prices charged for healthcare products and services. In certain countries, particularly the countries of the European Union, the pricing of prescription pharmaceuticals is subject to governmental control. In these countries, pricing negotiations with governmental authorities can take up to nine to 12 months or longer after the receipt of regulatory marketing approval for a product. To obtain reimbursement or pricing approval in some countries, we may be required to conduct a clinical trial that compares the cost-effectiveness of our products to other available therapies. If reimbursement for our products is unavailable or limited in scope or amount or if pricing is set at unsatisfactory levels, our revenues would be reduced.

We depend on our officers and key employees, and if we are not able to retain them or recruit additional qualified personnel, our business will suffer.

We are highly dependent on our management and key employees. Due to the specialized knowledge each of our officers and key employees possesses with respect to our product candidates and our operations, the loss of service of any of our officers or key employees could delay or prevent the successful enrollment and completion of our clinical trials. We do not carry key man life insurance on our officers or key employees.

We have an employment agreement with Michael Kranda, our president and chief executive officer. Mr. Kranda joined the Company in June 2008. Each of our officers and key employees may terminate his or her employment without notice and without cause or good reason.

On February 18, 2009, we eliminated the chief financial officer position and terminated the employment of Jean-Frédéric Viret.

In addition, our continued operations and growth will require hiring a significant number of qualified executive, scientific, regulatory, manufacturing, commercial and administrative personnel. Accordingly, recruiting and retaining such personnel in the future will be critical to our success in light of our current financial situation and past reductions in workforce. There is intense competition from other companies and research and academic institutions for qualified personnel in the areas of our activities. Our offices are located in the San Francisco Bay Area, where competition for personnel with biopharmaceutical skills is intense. If we fail to identify, attract, retain and motivate these highly skilled personnel, we may be unable to continue our development and commercialization activities.

Risks Related to Our Industry

We face the risk of product liability claims and may not be able to obtain insurance.

Our business exposes us to the risk of product liability claims that is inherent in the testing, manufacturing, and marketing of drugs and related devices. Although we have product liability and clinical trial liability insurance that we believe is appropriate, this insurance is subject to deductibles and coverage limitations. We may not be able to obtain or maintain adequate protection against potential liabilities. In addition, as our product candidates other than Zingo are approved for marketing, we may seek additional insurance coverage. If we are unable to obtain insurance at acceptable cost or on acceptable terms with adequate coverage or otherwise protect against potential product liability claims, we will be exposed to significant liabilities, which may harm our business. These liabilities could prevent or interfere with our product commercialization efforts. Defending a suit, regardless of merit, could be costly, could divert management attention and might result in adverse publicity or reduced acceptance of our products in the market.

Our operations involve hazardous materials and we must comply with environmental laws and regulations, which can be expensive.

We have refocused our operations as a virtual company and have eliminated our basic research and pre-clinical functions by relying on outside companies and third party contractors to work on our product development and we are seeking to leave our current facilities with laboratory space. However, our past research and development activities within the laboratory spaces involved the controlled use of hazardous materials, including chemicals and radioactive and biological materials. Our past operations also produced hazardous waste products. We are subject to a variety of federal, state and local regulations relating to the use, handling, storage and disposal of these materials. We generally contract with third parties for the disposal of such substances and store certain low-level radioactive waste at our facility until the materials are no longer considered radioactive. We cannot eliminate the risk of accidental contamination or injury from these materials. We may be required to incur substantial costs to comply with current or future environmental and safety regulations. If an accident or contamination occurred, we would likely incur significant costs associated with civil penalties or criminal fines and in complying with environmental laws and regulations. We do not have any insurance for liabilities arising from hazardous materials. Compliance with environmental laws and regulations is expensive, and current or future environmental regulation may impair our research, development or production efforts.

The life sciences industry is highly competitive and subject to rapid technological change.

The life sciences industry is highly competitive and subject to rapid and profound technological change. Our present and potential competitors include major pharmaceutical companies, as well as specialized biotechnology and life sciences firms in the United States and in other countries. Most of these companies have considerably greater financial, technical and marketing resources than we do. Additional mergers and acquisitions in the pharmaceutical and biotechnology industries may result in even more resources being concentrated in our competitors. Our existing or prospective competitors may develop processes or products that are more effective than ours or be more effective at implementing their technologies to develop commercial products faster. Our competitors may succeed in obtaining patent protection and/or receiving regulatory approval for commercializing products before us. Developments by our competitors may render our product candidates obsolete or non-competitive.

We also experience competition from universities and other research institutions, and we frequently compete with others in acquiring technology from those sources. These industries have undergone, and are expected to continue to undergo, rapid and significant technological change, and we expect competition to intensify as technical advances in each field are made and become more widely known. There can be no assurance that others will not develop technologies with significant advantages over those that we are seeking to develop. Any such development could harm our business.

Legislative or regulatory reform of the healthcare system may affect our ability to sell our products profitably.

In both the United States and certain foreign jurisdictions, there have been a number of legislative and regulatory proposals to change the healthcare system in ways that could impact upon our ability to sell our products profitably. In the United States in recent years, new legislation has been proposed at the federal and state levels that would effect major changes in the healthcare system, either nationally or at the state level. These proposals have included prescription drug benefit proposals for Medicare beneficiaries introduced in Congress and proposed changes in reimbursement. Legislation creating a prescription drug benefit and making certain changes in Medicare reimbursement has recently been enacted by Congress. Given this legislation’s recent enactment, it is still too early to determine its impact on the pharmaceutical industry and our business. Further federal and state proposals are likely. More recently, administrative proposals are pending that would change the method for calculating the reimbursement of certain drugs. The potential for adoption of these proposals may affect our ability to raise capital, obtain additional collaborators or market our products. Such proposals, if enacted, may reduce our revenues, increase our expenses or limit the markets for our products. In particular, we expect to experience pricing pressures in connection with the sale of our products due to the trend toward managed health care, the increasing influence of health maintenance organizations and additional legislative proposals.

Risk Factors Relating to Our Intellectual Property

If we are unable to obtain, maintain and extend protection for the intellectual property incorporated into our products, the value of our technology and products will be adversely affected.

Our success will depend in large part on our ability or the ability of our licensors to obtain, maintain and extend protection in the United States and other countries for the intellectual property incorporated into our products. The patent situation in the field of biotechnology and pharmaceuticals generally is highly uncertain and involves complex legal and scientific questions. Neither we nor our licensors may be able to obtain additional issued patents relating to our technology to extend our intellectual property portfolio to protect our products which could affect commercialization, potential partnering or sale of the product asset. Even if issued, patents may be challenged, narrowed, invalidated, or circumvented, which could limit our ability to stop competitors from marketing similar products or limit the length of the term of patent protection we may have for our products. In addition, our patents and our licensors’ patents may not afford us protection against competitors with similar technology. Because patent applications in the United States and many foreign jurisdictions are typically not published until 18 months after filing, or in some cases not at all, and because publications of discoveries in the scientific literature often lag behind actual discoveries, neither we nor our licensors can be certain that we or they were the first to make the inventions claimed in issued patents or pending patent applications, or that we or they were the first to file for protection of the inventions set forth in these patent applications.

Protection afforded by U.S. patents may be adversely affected by proposed changes to patent-related U.S. statutes and to U.S. Patent and Trademark Office, or USPTO, rules, especially changes to rules concerning the filing of continuation applications and other rules affecting the prosecution of our patent applications in the U.S., which were enacted August 22, 2007 and were to be effective November 1, 2007 but were successfully challenged by a third party. While the rules have not been interpreted or implemented at this time and it is unknown when and if the rules would apply to our current patent applications, the rules require that third or subsequent continuing application filings be supported by a showing as to why the new amendments or claims, argument or evidence presented could not have been previously submitted. In addition, the rules limit the numbers of Requests for Continuing Examination (RCEs) to one per application family. Other rules limit consideration by the USPTO of up to only 5 independent claims and 25 total claims per application. It is common practice to file multiple patent applications with many claims and file multiple RCEs in an effort to maximize patent protection. The USPTO rules as implemented and interpreted may limit our ability to file RCEs and continuing applications directed to our products and methods and related competing products and methods. In addition, the USPTO rules may limit our ability to patent a number of claims sufficient to cover our products and methods and related competing products and methods. Other changes to the patent statutes may adversely affect the protection afforded by U.S. patents and/or open up U.S. patents to third party attack in non-litigation settings.

We also rely on trade secrets to protect some of our technology, especially where we do not believe patent protection is appropriate or obtainable. However, trade secrets are difficult to maintain. While we use reasonable efforts to protect our trade secrets, our or our collaboration partners’ employees, consultants, contractors or scientific and other advisors may unintentionally or willfully disclose our proprietary information to competitors. Enforcement of claims that a third party has illegally obtained and is using trade secrets is expensive, time consuming and uncertain. In addition, non-U.S. courts are sometimes less willing than U.S. courts to protect trade secrets. If our competitors independently develop equivalent knowledge, methods and know-how, we would not be able to assert our trade secrets against them and our business could be harmed. We cannot be certain that we will be able to protect our trade secrets adequately. Any leak of confidential data into the public domain or to third parties could allow our competitors to learn our trade secrets.

If we lose our licenses from PowderMed Limited for Zingo or certain licenses for Adlea, we will not be able to continue development or outlicensing of our current products.

We are a party to two significant license agreements relating to patents, patent applications and know-how covering the technology relating to Zingo and Adlea. These license agreements impose various diligence, commercialization, royalty and other obligations on us. If we fail to comply with the obligations in the license agreements, the licensor may have the right to terminate the license and we may not be able to market products that were covered by the license.

The license agreement with James N. Campbell, M.D., Richard A. Meyer, M.S. and Marco Pappagallo, M.D. relates to the steps of administering capsaicin for pain reduction utilized in Adlea, and our rights under this agreement can be terminated on 10 days’ written notice if we fail to make a payment or fulfill any material obligation under the agreement and the failure is not cured by us within 180 days of receiving notice of such failure. The license agreement with PowderMed Limited, now a wholly-owned subsidiary of Pfizer, Inc., relates to delivery technology underlying Zingo. The agreement with PowderMed Limited can be terminated immediately by either party if the other party ceases to do business in the ordinary course, or assigns all or substantially all of its assets for the benefit of creditors. Either party can also terminate for material breach if not cured within 60 days of notice or if not cured within 30 days of notice if the breach relates to payment provisions. To date, we believe we have met our obligations under all of these agreements.

We may incur substantial costs enforcing our patents, defending against third-party patents, invalidating third-party patents or licensing third-party intellectual property, as a result of litigation or other proceedings relating to patent and other intellectual property rights.

We may not have rights under some patents or patent applications that would be infringed by technologies that we use in our research, drug targets that we select, or product candidates that we seek to develop and commercialize. Third parties may own or control these patents and patent applications in the United States and abroad. These third parties could bring claims against us or our collaborators that would cause us to incur substantial expenses and, if successful against us, could cause us to pay substantial damages. Further, if a patent infringement suit were brought against us or our collaborators, we or they could be forced to stop or delay research, development, manufacturing or sales of the product or product candidate that is the subject of the suit. We or our collaborators therefore may choose to seek, or be required to seek, a license from the third party and would most likely be required to pay license fees or royalties or both. These licenses may not be available on acceptable terms, or at all. Even if we or our collaborators were able to obtain a license, the rights may be nonexclusive, which would give our competitors access to the same intellectual property. Ultimately, we could be prevented from commercializing a product, or forced to cease some aspect of our business operations, as a result of patent infringement claims, which could harm our business.

There has been substantial litigation and other proceedings regarding patent and other intellectual property rights in the pharmaceutical and biotechnology industries. Although we are not currently a party to any patent litigation or any other adversarial proceeding for Zingo or Adlea, including any interference proceeding declared before the United States Patent and Trademark Office, regarding intellectual property rights with respect to our products and technology, we may become so in the future. We are not currently aware of any actual or potential infringement claim involving our intellectual property rights. The cost to us of any patent litigation or other proceeding, even if resolved in our favor, could be substantial. The outcome of patent litigation is subject to uncertainties that cannot be adequately quantified in advance, including the demeanor and credibility of witnesses and the identity of the adverse party, especially in biotechnology related patent cases that may turn on the testimony of experts as to technical facts upon which experts may reasonably disagree. Some of our competitors may be able to sustain the costs of such litigation or proceedings more effectively than we can because of their substantially greater financial resources. If a patent or other proceeding is resolved against us, we may be enjoined from researching, developing, manufacturing or commercializing our products without a license from the other party and we may be held liable for significant damages. We may not be able to obtain any required license on commercially acceptable terms or at all.

Uncertainties resulting from the initiation and continuation of patent litigation or other proceedings could harm our ability to compete in the marketplace. Patent litigation and other proceedings may also absorb significant management time.

Other Risk Factors

Anti-takeover defenses that we have in place could prevent or frustrate attempts by stockholders to change the direction or management of the company.

Provisions of our certificate of incorporation and bylaws and applicable provisions of Delaware law and contractual provisions may make it more difficult for or prevent a third-party from acquiring control of us without the approval of our board of directors. These provisions:

•	establish a classified board of directors, so that not all members of our board may be elected at one time;

•	set limitations on the removal of directors;

•	limit who may call a special meeting of stockholders;

•	establish advance agreement requirements for nominations for election to our board of directors or for proposing matters that can be acted upon at stockholder meetings;

•	prohibit stockholder action by written consent, thereby requiring all stockholder actions to be taken at a meeting of our stockholders;

•	provide our board of directors the ability to designate the terms of and issue new series of preferred stock without stockholder approval; and

•	require the approval of the January Investors to a change of control.

These provisions may have the effect of entrenching our management team and may deprive you of the opportunity to sell your shares to potential acquirers at a premium over prevailing prices. This potential inability to obtain a control premium could reduce the price of our common stock.

Our principal stockholders and management own a significant percentage of our stock and are able to exercise significant influence.

Our executive officers, directors and principal stockholders, together with their affiliates, own approximately 48.9% of our voting stock, including shares subject to outstanding options based upon shares outstanding as of December 31, 2008. Our executive officers are not affiliated with any of our directors, principal stockholders or their affiliates. The interests of these stockholders may be different than the interests of other stockholders on these matters. This concentration of ownership could also have the effect of delaying or preventing a change in our control or otherwise discouraging a potential acquirer from attempting to obtain control of us, which in turn could reduce the price of our common stock.

Our ability to use net operating loss carryforwards could be limited as a result of issuances of equity securities.

To the extent that our taxable income exceeds any current year operating losses, we may use our net operating loss carryforwards to offset income that would otherwise be taxable. However, under the Tax Reform Act of 1986, the amount of benefits from our net operating loss carryforwards may be impaired or limited if we incur a cumulative ownership change of more than 50%, as interpreted by the Internal Revenue Service, or IRS, over a three year period. As a result, our use of federal net operating loss carryforwards could be limited by the provisions of Section 382 of the Internal Revenue Code, depending upon the timing and amount of additional equity securities that we issue. State net operating loss carryforwards may be similarly limited. Any such disallowances may result in greater tax liabilities than we would incur in the absence of such a limitation and any increased liabilities could adversely affect our business, results of operations, financial condition and cash flow.

FORWARD LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents that we have filed with the SEC that are included or incorporated by reference in this prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are subject to the “safe harbor” created by those sections. These forward-looking statements include but are not limited to statements about:

•	our strategy;

•	risks associated with the success of research and product development programs;

•	results achieved in future preclinical studies and clinical trials;

•	sufficiency of our cash resources;

•	dependence on revenues from existing and new collaborations;

•	uncertainty of product development, need for additional capital and uncertainty of change;

•	our research and development and other expenses;

•	our operations and legal risks;

•	governmental regulation and the regulatory approval process;

•	uncertainty of health care reform measures;

•	uncertainty of potential proprietary rights;

•	the scope and validity of patents;

•	our proprietary technology and corporate partnerships;

•	dependence on key personnel;

•	history of operating losses and anticipation of future losses;

•	competitive technologies and products;

•	management of growth and risks of acquiring new technologies; and

•	our ability to complete the rights offering and the timing thereof.

These forward-looking statements are generally identified by words such as “expect,” “anticipate,” “intend,” “believe,” “hope,” “assume,” “estimate,” “plan,” “may,” “would,” “will” and other similar words and expressions. Discussions containing these forward-looking statements may be found, among other places, in “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2008, as well as any amendments thereto reflected in subsequent filings with the SEC. While we believe that we have a reasonable basis for each forward-looking statement, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. We discuss many of these risks, uncertainties and other factors in greater detail under the heading “Risk Factors” contained in this prospectus supplement. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements.

Also, these forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made. You should read carefully both this prospectus supplement and the accompanying prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find More Information,” completely and with the understanding that our actual future results may be materially different from what we expect. We hereby qualify all of our forward-looking statements by these cautionary statements. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Before deciding to purchase any principal amount of notes, you should carefully consider the risk factors discussed here or incorporated by reference, in addition to the other information set forth in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference.

RATIO OF EARNINGS TO FIXED CHARGES

Our earnings were insufficient to cover fixed charges in each of the years in the five-year period ended December 31, 2008. “Earnings” consist of income (loss) from continuing operations before income taxes, discontinued operations, extraordinary items, cumulative effect of accounting changes, equity in net losses of affiliates and fixed charges (other than capitalized interest). “Fixed charges” consist of interest expense and the portion of operating rental expense that represents interest. The following table sets forth the computation of our ratio of earnings to fixed charges for the periods indicated:

	Year Ended
	2008	2007	2006	2005	2004
Ratio of earnings to fixed charges(1)	N/A	N/A	N/A	N/A	N/A

(1)	For the fiscal years ended December 31, 2008, 2007, 2006, 2005 and 2004 our earnings were insufficient to cover fixed charges by $52.1 million, $37.9 million, $36.0 million, $29.3 million and $17.2 million, respectively.

USE OF PROCEEDS

Assuming exercise of all subscription rights offered in the rights offering, we estimate that the net proceeds to us from the rights offering, after deducting estimated offering expenses, will be approximately $2.55 million. We currently intend to use the net proceeds from the rights offering for working capital, existing obligations and general corporate purposes. Pending these uses, the net proceeds will be invested in investment-grade, interest-bearing securities.

THE RIGHTS OFFERING

Before exercising any subscription rights, you should read carefully the information set forth under “Risk Factors.”

Reasons for the Rights Offering

On January 20, 2009, we entered into a securities purchase agreement, as amended (the “Investor Agreement”) with Sofinnova Venture Partners VII, L.P., Alta California Partners III, L.P., Alta Embarcadero Partners III, LLC, Alta Partners VIII, LP, CMEA Ventures VII, L.P., CMEA Ventures VII (Parallel), L.P., InterWest Partners VIII, LP, InterWest Investors VIII, LP, and InterWest Investors Q VIII, LP (the “January Investors”), where we agreed to sell and issue securities (the “2009 Securities”) for a total principal amount of up to $7.0 million, subject to the terms and conditions set forth in the Investor Agreement. Our board of directors wants to offer subscription rights to our stockholders for similar securities as those issued to the January Investors. The January Investors have waived any right to participate in this rights offering, except that the January Investors may purchase the principal amount of notes not otherwise purchased by other stockholders prior to the expiration of the rights offering. In addition, we currently have capital resources that we believe to be sufficient to support our operations into April 2009. Our board of directors believes the rights offering is an appropriate alternative under the circumstances to increase financial flexibility and raise additional capital. We believe that the rights offering will strengthen our financial condition by generating additional cash.

The Subscription Rights

We are distributing to the record holders of our common stock as of the record date, other than the January Investors, non-transferable subscription rights to purchase an aggregate principal amount of $3.0 million of notes. Each holder of record of our common stock, other than the January Investors, will receive one subscription right for each share of our common stock owned by such holder as of 5:00 p.m., Pacific time, on the record date. Each subscription right will entitle the holder to a basic subscription privilege and an over-subscription privilege.

Basic Subscription Privilege

With your basic subscription privilege, you may purchase $0.12 principal amount of notes per subscription right upon delivery of the required documents and payment of the subscription price prior to the expiration of the rights offering. You may exercise all or a portion of your basic subscription privilege, however, if you exercise less than your full basic subscription privilege you will not be entitled to purchase a principal amount of notes under your over-subscription privilege.

Over-Subscription Privilege

In the event that you purchase the principal amount of notes available to you pursuant to your basic subscription privilege, you may also choose to purchase a portion of any principal amount of notes that are not subscribed for by our stockholders through the exercise of their basic subscription privileges. The maximum amount that could be purchased by you pursuant to your over-subscription privilege will be determined according to the following formula based in part on your percentage ownership of our outstanding common stock as of 5:00 p.m., Pacific time, on the record date: (total of the unsubscribed principal amount multiplied by your ownership percentage of our outstanding common stock, other than common stock held by the January Investors, at the record date). For example, if you owned 2% of our outstanding common stock, other than common stock held by the January Investors, on the record date and you properly exercised your basic subscription privilege in full, you may purchase up to 2% of the unsubscribed amount with your over-subscription privilege.

In order to properly exercise your over-subscription privilege, you must deliver the subscription payment related to your over-subscription privilege prior to the expiration of the rights offering. Because we will not know the total unsubscribed amount prior to the expiration of the rights offering, if you wish to maximize the amount you purchase pursuant to your over-subscription privilege, you will need to deliver payment in an amount equal to the aggregate subscription price for the maximum amount available to you, assuming that no stockholder other than you has purchased any principal amount of the notes pursuant to their basic subscription privilege.

We can provide no assurances that you will actually be entitled to purchase the principal amount of the notes issuable upon the exercise of your over-subscription privilege in full at the expiration of the rights offering. We will not be able to satisfy your exercise of the over-subscription privilege if all of our stockholders exercise their basic subscription privileges in full, and we will only honor an over-subscription privilege to the extent a sufficient amount is available following the exercise of subscription rights under the basic subscription privileges.

•

To the extent the aggregate subscription price of the maximum unsubscribed amount available to you pursuant to the over-subscription privilege is less than the amount you actually paid in connection with the exercise of the over-subscription privilege, you will be allocated only the unsubscribed amount available to you, and any excess subscription payments received by the subscription agent will be returned, without interest, as soon as practicable.

•

To the extent the amount you actually paid in connection with the exercise of the over-subscription privilege is less than the aggregate subscription price of the maximum unsubscribed amount available to you pursuant to the over-subscription privilege, you will be allocated the unsubscribed amount for which you actually paid in connection with the over-subscription privilege.

The notes may be evidenced by one or more global notes, in which case we may deposit the global note or notes with DTC and register the global notes in the name of Cede & Co. as DTC’s nominee.

Standby Commitments

On January 20, 2009, we entered into the Investor Agreement with the January Investors, which includes provisions regarding the rights offering. A copy of the Investor Agreement has been filed as an exhibit to our Current Report on Form 8-K filed on January 23, 2009. We urge you to carefully read the entire document.

In the Investor Agreement, the January Investors waived any right to participate in this rights offering, except that the January Investors may, but are not obligated to, purchase any principal amount of notes not exercised by other stockholders prior to the expiration of the rights offering.

Exercise of Subscription Rights

Method of Exercising Subscription Rights

The exercise of subscription rights is irrevocable and may not be cancelled or modified. You may exercise your subscription rights as follows:

Subscription by Registered Holders

You may exercise your subscription rights by properly completing and executing the rights certificate together with any required signature guarantees and forwarding it, together with your full subscription payment, to the subscription agent at the address set forth below under “—Subscription Agent,” prior to the expiration of the rights offering.

Subscription by DTC Participants

We expect that the exercise of your subscription rights may be made through the facilities of DTC. If your subscription rights are held of record through DTC, you may exercise your subscription rights by instructing DTC, or having your broker instruct DTC, to transfer your subscription rights from your account to the account of the subscription agent, together with certification as to the aggregate number of subscription rights you are exercising under your basic subscription privilege and your over-subscription privilege, if any, and your full subscription payment.

Subscription by Beneficial Owners

If you are a beneficial owner of shares of our common stock that are registered in the name of a broker, custodian bank or other nominee, or if you hold our common stock certificates and would prefer to have an institution conduct the transaction relating to the subscription rights on your behalf, you should instruct your broker, custodian bank or other nominee or institution to exercise your subscription rights and deliver all documents and payment on your behalf prior to 5:00 p.m., Pacific time, on April 28, 2009, which is the expiration of the rights offering. Your subscription rights will not be considered exercised unless the subscription agent receives from you, your broker, custodian bank, nominee or institution, as the case may be, all of the required documents and your full subscription payment prior to 5:00 p.m., Pacific time, on April 28, 2009.

Payment Method

Payments must be made in full in U.S. currency by:

•	certified check drawn upon a U.S. bank payable to Mellon Investor Services LLC, or the subscription agent;

•	cashier’s check drawn upon a U.S. bank or express money order payable to Mellon Investor Services LLC, or the subscription agent; or

•	wire transfer of immediately available funds to accounts maintained by the subscription agent.

Payment received after the expiration of the rights offering will not be honored, and the subscription agent will return your payment to you, without interest, as soon as practicable. The subscription agent will be deemed to receive payment upon:

•	receipt by the subscription agent of any certified check drawn upon a U.S. bank;

•	receipt by the subscription agent of any cashier’s check drawn upon a U.S. bank or express money order; or

•	receipt of collected funds in the subscription agent’s account.

If you elect to exercise your subscription rights, you must use a certified or cashier’s check, express money order, or wire transfer of funds to ensure that the subscription agent receives your funds prior to the expiration of the rights offering. If you send an uncertified check, payment will not be deemed to have been received by the subscription agent. If you send a certified check or cashier’s check drawn upon a U.S. bank, an express money order or wire or transfer funds directly to the subscription agent’s account, payment will be deemed to have been received by the subscription agent immediately upon receipt of such instruments and wire or transfer.

You should read the instruction letter accompanying the rights certificate carefully and strictly follow it. DO NOT SEND RIGHTS CERTIFICATES OR PAYMENTS TO ANESIVA. Except as described below under “—Guaranteed Delivery Procedures,” we will not consider your subscription received until the subscription agent has received delivery of a properly completed and duly executed rights certificate and payment of the full subscription amount. The risk of delivery of all documents and payments is borne by you or your nominee, not by the subscription agent or us.

The method of delivery of rights certificates and payment of the subscription amount to the subscription agent will be at the risk of the holders of subscription rights. If sent by mail, we recommend that you send those certificates and payments by overnight courier or by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the subscription agent and clearance of payment prior to the expiration of the rights offering.

Missing or Incomplete Subscription Information

If you do not indicate the number of subscription rights being exercised, or the subscription agent does not receive the full subscription payment for the number of subscription rights that you indicate are being exercised, then you will be deemed to have exercised the maximum number of subscription rights that may be exercised with the aggregate subscription payment you delivered to the subscription agent. If we do not apply your full subscription payment, any excess subscription payment received by the subscription agent will be returned, without interest, as soon as practicable.

Expiration Date and Amendments

The subscription period, during which you may exercise your subscription rights, expires at 5:00 p.m., Pacific time, on April 28, 2009, which is the expiration of the rights offering. If you do not exercise your subscription rights prior to that time, your subscription rights will expire and will no longer be exercisable. If the subscription agent receives your rights certificate or your subscription payment after that time, regardless of when the rights certificate and subscription payment were sent, unless you send the documents in compliance with the guaranteed delivery procedures described below, you will not have exercised your subscription rights. We may extend the expiration of the rights offering by giving oral or written notice to the subscription agent prior to the expiration of the rights offering. If we elect to extend the expiration of the rights offering, we will issue a press release announcing such extension no later than 9:00 a.m., Pacific time, on the next business day after the most recently announced expiration of the rights offering. We reserve the right to amend or modify the terms of the rights offering.

Subscription Price

The subscription price is 100% of the principal amount of the notes to be purchased, payable in cash. Each subscription right will entitle the holder to purchase $0.12 principal amount of notes per full common share held on the record date.

Conditions, Withdrawal and Termination

We reserve the right to withdraw the rights offering prior to the third business day following the expiration of the rights offering for any reason. We may terminate the rights offering, in whole or in part, if at any time before the third business day following the expiration of the rights offering there is any judgment, order, decree, injunction, statute, law or regulation entered, enacted, amended or held to be applicable to the rights offering that in the sole judgment of our board of directors would or might make the rights offering or its completion, whether in whole or in part, illegal or otherwise restrict or prohibit completion of the rights offering. We may waive any of these conditions and choose to proceed with the rights offering even if one or more of these events occur. If we terminate the rights offering, in whole or in part, all affected subscription rights will expire without value, and all excess subscription payments received by the subscription agent will be returned, without interest, as soon as practicable.

Cancellation Rights

Our board of directors may cancel the rights offering at any time prior to the third business day following the expiration of the rights offering for any reason. If we cancel the rights offering, we will issue a press release notifying stockholders of the cancellation and all subscription payments received by the subscription agent will be returned, without interest, as soon as practicable.

Subscription Agent

The subscription agent for this offering is The Bank of New York Mellon. The address to which subscription documents, rights certificates, notices of guaranteed delivery and subscription payments other than wire transfers should be mailed or delivered is:

By Mail:	By Hand or Overnight Courier:

c/o Mellon Investor Services LLC	c/o Mellon Investor Services LLC
Attn: Corporate Actions	Attn: Corporate Actions, 27th Fl.
P.O. Box 3301	480 Washington Blvd.
South Hackensack, NJ 07606	Jersey City, NJ 07310

If you deliver subscription documents, rights certificates or notices of guaranteed delivery in a manner different than that described in this prospectus supplement, then we may not honor the exercise of your subscription rights.

You should direct any questions or requests for assistance concerning the method of subscribing for the notes or for additional copies of this prospectus supplement and the accompany prospectus to Mellon Investor Services LLC at (888) 847-7893.

Fees and Expenses

We will pay all fees charged by the subscription agent. You are responsible for paying any other commissions, fees, taxes or other expenses incurred in connection with the exercise of the subscription rights.

Medallion Guarantee May Be Required

Your signature on each subscription rights certificate must be guaranteed by an eligible institution, such as a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States, subject to standards and procedures adopted by the subscription agent, unless:

•	your subscription rights certificate provides that as record holder of those subscription rights your DTC account will be credited upon exercise of the subscription rights; or

•	you are an eligible institution.

Notice To Nominees

If you are a broker, custodian bank or other nominee holder that holds shares of our common stock for the account of others on the record date, you should notify the beneficial owners of the shares for whom you are the nominee of the rights offering as soon as possible to learn their intentions with respect to exercising their subscription rights. You should obtain instructions from the beneficial owner, as set forth in the instructions we have provided to you for your distribution to beneficial owners. If the beneficial owner so instructs, you should complete the appropriate rights certificate and submit it to the subscription agent with the proper subscription payment. If you hold shares of our common stock for the account(s) of more than one beneficial owner, you may exercise the number of subscription rights to which all beneficial owners in the aggregate otherwise would have been entitled had they been direct holders of our common stock on the record date, provided that you, as a nominee record holder, make a proper showing to the subscription agent by submitting the form entitled “Nominee Holder Certification,” which is provided with your rights offering materials. If you did not receive this form, you should contact the subscription agent to request a copy.

Beneficial Owners

If you are a beneficial owner of shares of our common stock or will receive your subscription rights through a broker, custodian bank or other nominee, we will ask your broker, custodian bank or other nominee to notify you of the rights offering. If you wish to exercise your subscription rights, you will need to have your broker, custodian bank or other nominee act for you. If you hold certificates of our common stock directly and would prefer to have your broker, custodian bank or other nominee act for you, you should contact your nominee and request it to effect the transactions for you. To indicate your decision with respect to your subscription rights, you should complete and return to your broker, custodian bank or other nominee the form entitled “Beneficial Owners Election Form.” You should receive this form from your broker, custodian bank or other nominee with the other rights offering materials. If you wish to obtain a separate subscription rights certificate, you should contact the nominee as soon as possible and request that a separate subscription rights certificate be issued to you. You should contact your broker, custodian bank or other nominee if you do not receive this form, but you believe you are entitled to participate in the rights offering. We are not responsible if you do not receive the form from your broker, custodian bank or nominee or if you receive it without sufficient time to respond.

Guaranteed Delivery Procedures

If you wish to exercise subscription rights, but you do not have sufficient time to deliver the rights certificate evidencing your subscription rights to the subscription agent prior to the expiration of the rights offering, you may exercise your subscription rights by the following guaranteed delivery procedures:

•

deliver to the subscription agent prior to the expiration of the rights offering the subscription payment for the amount you elected exercise of pursuant to your subscription rights in the manner set forth above under “—Payment Method”;

•	deliver to the subscription agent prior to the expiration of the rights offering the form entitled “Notice of Guaranteed Delivery”; and

•

deliver the properly completed rights certificate evidencing your subscription rights being exercised and the related nominee holder certification, if applicable, with any required signatures guaranteed, to the subscription agent within three business days following the date you submit your Notice of Guaranteed Delivery.

Your Notice of Guaranteed Delivery must be delivered in substantially the same form provided with the “Form of Instructions for Completion of Anesiva Rights Certificates,” which will be distributed to you with your rights certificate. Your Notice of Guaranteed Delivery must include a signature guarantee from an eligible institution, acceptable to the subscription agent. A form of that guarantee is included with the Notice of Guaranteed Delivery.

In your Notice of Guaranteed Delivery, you must provide:

•	your name;

•

the number of subscription rights represented by your rights certificate, the amount for which you are subscribing under your basic subscription privilege, and the amount for which you are subscribing under your over-subscription privilege, if any; and

•

your guarantee that you will deliver to the subscription agent a rights certificate evidencing the subscription rights you are exercising within three business days following the date you submit your Notice of Guaranteed Delivery.

You may deliver your Notice of Guaranteed Delivery to the subscription agent in the same manner as your rights certificate at the address set forth above under “—Subscription Agent.” You may alternatively transmit your Notice of Guaranteed Delivery to the rights agent by facsimile transmission at (201) 680-4626. To confirm facsimile deliveries, you may call (201) 680-4860.

The subscription agent will send you additional copies of the form of Notice of Guaranteed Delivery if you need them. You should call Mellon Investor Services LLC at (888) 847-7893 to request additional copies of the form of Notice of Guaranteed Delivery.

Transferability of Subscription Rights

The subscription rights granted to you are non-transferable and, therefore, you may not sell, transfer or assign your subscription rights to anyone.

Validity of Subscriptions

We will resolve all questions regarding the validity and form of the exercise of your subscription rights, including time of receipt and eligibility to participate in the rights offering. Our determination will be final and binding. Once made, subscriptions and directions are irrevocable, and we will not accept any alternative, conditional or contingent subscriptions or directions. We reserve the absolute right to reject any subscriptions or directions not properly submitted or the acceptance of which would be unlawful. You must resolve any irregularities in connection with your subscriptions before the subscription period expires, unless waived by us in our sole discretion. Neither we nor the subscription agent shall be under any duty to notify you or your representative of defects in your subscriptions. A subscription will be considered accepted, subject to our right to withdraw or terminate the rights offering, only when a properly completed and duly executed rights certificate and any other required documents and the full subscription payment have been received by the subscription agent. Our interpretations of the terms and conditions of the rights offering will be final and binding.

Escrow Arrangements; Return of Funds

The subscription agent will hold funds received in payment for exercise of subscription rights in a segregated account pending completion of the rights offering. The subscription agent will hold this money in escrow until the rights offering is completed or is withdrawn and canceled. If the rights offering is canceled for any reason, all subscription payments received by the subscription agent will be returned, without interest, as soon as practicable.

Foreign Stockholders

We will not mail this prospectus supplement or rights certificates to stockholders with addresses that are outside the United States or that have an army post office or foreign post office address. The subscription agent will hold these rights certificates for their account. To exercise subscription rights, our foreign stockholders must notify the subscription agent prior to 11:00 a.m., Pacific time, at least three business days prior to the expiration of the rights offering and demonstrate to the satisfaction of the subscription agent that the exercise of such subscription rights does not violate the laws of the jurisdiction of such stockholder.

No Revocation or Change

Once you submit the form of rights certificate to exercise any subscription rights, you are not allowed to revoke or change the exercise or request a refund of monies paid. All exercises of subscription rights are irrevocable, even if you learn information about us that you consider to be unfavorable. You should not exercise your subscription rights unless you are certain that you wish to purchase the principal amount of the notes at the subscription price.

Regulatory Limitation

We will not be required to accept any subscriptions if, in our opinion, you are required to obtain prior clearance or approval from any state or federal regulatory authorities and if, at the time the rights offering expires, you have not obtained such clearance or approval.

Listing

The subscription rights will not be listed for trading on The NASDAQ Global Market or any stock exchange or market or on the OTC Bulletin Board.

DESCRIPTION OF 2009 SECURITIES

On January 20, 2009, we entered into a securities purchase agreement, as amended (the “Investor Agreement”) with Sofinnova Venture Partners VII, L.P., Alta California Partners III, L.P., Alta Embarcadero Partners III, LLC, Alta Partners VIII, LP, CMEA Ventures VII, L.P., CMEA Ventures VII (Parallel), L.P., InterWest Partners VIII, LP, InterWest Investors VIII, LP, and InterWest Investors Q VIII, LP (the “January Investors”), where we agreed to sell and issue securities (the “2009 Securities”) for a total principal amount of up to $7.0 million, subject to the terms and conditions set forth in the Investor Agreement. The 2009 Securities are secured by a first priority security interest in all of the assets we own. The 2009 Securities accrue interest at a continuously compounding rate of 7% per year. During the occurrence and continuance of an event of default under the Investor Agreement, the 2009 Securities will accrue interest at a continuously compounding rate of 14% per year. If a change of control event occurs as defined under the Investor Agreement, we will pay the January Investors seven times the amount of the outstanding principal amount of the 2009 Securities, plus all accrued but unpaid interest. Unless we pay the principal back early under the terms of the Investor Agreement or it is accelerated because of an event of default, the outstanding principal and accrued but unpaid interest will be due and payable at the request of January Investors holding at least 60% of the aggregate unpaid principal of the then outstanding 2009 Securities on or after July 20, 2009. Under the terms and conditions set forth in the Investor Agreement, we received an initial $3.0 million on January 20, 2009, and we requested and received a second tranche of $2.0 million on March 3, 2009. We have requested the final tranche of $2.0 million under the Investor Agreement to be received before April 1, 2009.

DESCRIPTION OF NOTES

We will issue the notes under an indenture (the “base indenture”) between us and The Bank of New York Mellon Trust Company, N.A., as trustee (the “trustee”) as amended by a supplemental indenture (together with the base indenture, the “indenture”). The terms of the notes include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The form of base indenture is filed as an exhibit to the registration statement of which this prospectus supplement is a part and the supplemental indenture relating to these notes is filed as an exhibit to our current report on Form 8-K filed on April 2, 2009. In addition, you may request a copy of the indenture from us. We expect to issue the notes on or before the fourth business day following expiration of the rights offering.

The following description is a summary of the material provisions of the notes and the indenture and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the notes and the indenture, including the definitions of certain terms used in the indenture. We urge you to read the indenture because it, and not this description, defines your rights as a holder of the notes.

General

The notes:

•	will be our unsecured obligations that

•	will rank equally with all of our other unsecured and unsubordinated indebtedness from time to time outstanding;

•	rank junior to our secured indebtedness to the extent of the collateral securing such obligations; and

•	will be structurally subordinated to any indebtedness of our subsidiaries, including trade creditors;

•	will mature on April 28, 2010;

•	will be issued without interest coupons; and

•	may be represented by one or more registered notes in global form or may be represented by notes in definitive, or certificated, form.

As of December 31, 2008, we had no secured indebtedness, and our subsidiaries had no indebtedness or other liabilities (excluding intercompany indebtedness). On January 20, 2009, we entered into a securities purchase agreement where we agreed to sell and issue secured securities to the January Investors (the “2009 Securities”) for a total principal amount of up to $7.0 million subject to the terms and conditions set forth in such agreement. The 2009 Securities have similar change of control repurchase rights as the notes being offered hereby. Notwithstanding the fact that the 2009 Securities are secured, in the event of a repayment of the 2009 Securities, holders of the notes will have the right to require us to repurchase all or part of their notes at a price equal to the aggregate principal amount of the notes repurchased multiplied by the lesser of (i) seven, or (ii) the same multiple (which may be less than one) of the aggregate principal amount received by the holders of the 2009 Securities.

The indenture for the notes does not limit the amount of additional indebtedness, including secured indebtedness, which we can create, incur, assume or guarantee, nor does the indenture limit the amount of indebtedness or other liabilities that our subsidiaries can create, incur, assume or guarantee. Our subsidiaries will not guarantee any of our obligations under the notes. Other than restrictions described under “—Change of Control Permits Holders to Require Us to Repurchase Notes” and “—Consolidation, Merger and Sale of Assets” below, the indenture does not contain any covenants or other provisions designed to afford holders of the notes protection in the event of a highly leveraged transaction involving us or in the event of a decline in our credit rating as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect such holders. No sinking fund is provided for the notes.

We may from time to time purchase the notes in open market purchases or negotiated transactions without prior notice to holders.

The registered holder of a note will be treated as the owner of it for all purposes.

Payments on the Notes; Paying Agent and Registrar

We will pay the principal of certificated notes at the office or agency designated by us in New York, NY. We have initially designated a corporate trust office of the trustee as our paying agent and registrar and its affiliated office located at 101 Barclay Street, New York, NY, 10286, as a place where notes may be presented for payment or for registration of transfer. We may, however, change the paying agent or registrar without prior notice to the holders of the notes, and we may act as paying agent or registrar. Interest and principal on certificated notes will be payable either by check mailed to each holder or by wire transfer in immediately available funds to that holder’s account within the United States.

To the extent we issue notes in global form, we will pay principal of, and interest (including any additional interest) on notes in global form registered in the name of or held by The Depository Trust Company (“DTC”) or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global notes.

Transfer and Exchange

A holder of notes may transfer or exchange notes at the office of the registrar in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by us, the trustee or the registrar for any registration of transfer or exchange of notes, but we may require a holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the indenture.

Interest

The notes bear interest at a rate of 7% per year from April 28, 2009; provided that if an event of default has occurred and is continuing, the interest rate will be increased to 14%. Interest is payable upon maturity. Interest on the notes is computed on the basis of a 360-day year composed of twelve 30-day months.

If the stated maturity date or required change of control purchase date would fall on a day that is not a business day, the required payment of interest (including any additional interest), if any, and principal, will be made on the next succeeding business day and no interest on such payment will accrue for the period from and after the stated maturity date or required designated event purchase date to such next succeeding business day. The term “business day” means, with respect to any note, any day other than a day on which the federal or state banking institutions in the Borough of Manhattan, the City of New York, or in the city of the corporate trust office of the trustee, are authorized or obligated by law, executive order or regulation to close.

Change of Control Permits Holders to Require Us to Repurchase Notes

If a change of control (as defined below in this section) occurs, each noteholder will have the right, at its option, to require us to repurchase any or all of its notes, or any portion of the principal amount thereof, on a date (the “change of control repurchase date”) of our choosing that is not less than 20 nor more than 35 days after the date of our notice of the change of control. The price (the “change of control repurchase price”), we are required to pay is equal to the aggregate principal amount of the notes to be repurchased multiplied by the lesser of (i) seven, or (ii) the same multiple (which may be less than one) of the aggregate principal amount received by the holders of the 2009 Securities, plus accrued and unpaid interest to but excluding the change of control repurchase date. Any notes repurchased by us will be paid for in cash.

A “change of control” means:

•

any transaction or series of related transactions resulting in the sale or issuance of securities or any rights to securities of Anesiva representing in the aggregate more than 50% of Anesiva’s issued and outstanding voting securities, on a fully diluted basis, or any transaction or series of related transactions resulting in the sale, transfer, assignment or other conveyance or disposition of any securities or any rights to securities of Anesiva by any holder or holders thereof representing in the aggregate more than 50% of the issued and outstanding voting securities of Anesiva;

•

a merger, consolidation, reorganization, recapitalization or share exchange (whether or not Anesiva is the surviving and continuing entity) in which the stockholders of Anesiva immediately prior to such transaction receive, in exchange for securities of Anesiva owned by them (whether alone or together with cash, property or other securities), cash, property or securities of the resulting or surviving entity and as a result thereof persons who were holders of voting securities of Anesiva immediately prior to such transaction hold less than 50% of the issued and outstanding capital stock of the resulting or surviving entity entitled to vote in the election of directors, managers or similar governing body or otherwise;

•	repayment of the amounts due under the 2009 Securities;

•

Anesiva shall commence any insolvency proceeding with respect to itself or an involuntary insolvency proceeding shall be filed against Anesiva, or a custodian, receiver, trustee, assignee for the benefit of creditors, or other similar official shall be appointed to take possession, custody or control of the properties of Anesiva, and such involuntary insolvency proceeding, petition or appointment is acquiesced to by Anesiva or is not dismissed within 60 days;

•	the dissolution or termination of the business of Anesiva; or

•	a change of control under the 2009 Securities if, as a result of such change of control, Anesiva repays the 2009 Securities.

On or before the 10th day after the occurrence of a change of control, we will provide to all holders of the notes and the trustee and paying agent a notice of the occurrence of the designated event and of the resulting repurchase right. Such notice shall state, among other things:

•	the events causing a change of control;

•	the date of the change of control;

•	the last date on which a holder may exercise the repurchase right;

•	the change of control purchase price;

•	the change of control repurchase date;

•	the name and address of the paying agent, if applicable; and

•	the procedures that holders must follow to require us to repurchase their notes.

Concurrently with providing such notice, we will publish a notice containing this information in a newspaper of general circulation in The City of New York or publish the information on our website or through such other public medium as we may use at that time.

To exercise the repurchase right, a noteholder must deliver, on or before the 20th day (or such greater period as may be required by applicable law) after the date of our notice, the notes to be repurchased, duly endorsed for transfer, together with a written purchase notice or the form entitled “Form of Change of Control Repurchase Notice” on the reverse side of the notes duly completed, to the trustee. A purchase notice must state:

•	if certificated, the certificate numbers of notes to be delivered for repurchase;

•

the portion of the principal amount of notes to be repurchased (and if applicable, the name of the person in which the portion thereof to remain outstanding after such repurchase is to be registered); and

•	that the notes are to be purchased by us pursuant to the applicable provisions of the notes and the indenture.

In addition, if the holder’s notes are not certificated, then the purchase notice must comply with appropriate DTC procedures. The exercise of the repurchase right is irrevocable.

We will be required to repurchase the notes on the change of control repurchase date. You will receive payment of the change of control repurchase price promptly following the later of the change of control repurchase date or the time of book-entry transfer or the delivery of the notes. If the paying agent holds money or securities sufficient to pay the change of control repurchase price of the notes on the business day following the change of control repurchase date, then:

•

the repurchased notes will cease to be outstanding and interest (including any additional interest) will cease to accrue (whether or not book-entry transfer of the notes is made or whether or not the note is delivered to the paying agent); and

•	all other rights of the holder will terminate (other than the right to receive the designated event purchase price, and previously accrued and unpaid interest upon delivery or transfer of the notes).

The repurchase rights of the holders could discourage a potential acquirer of us. The change of control repurchase price feature, however, is not the result of management’s knowledge of any specific effort to obtain control of us by any means or part of a plan by management to adopt a series of anti-takeover provisions.

The term “change of control” is limited to specified transactions and may not include other events that might adversely affect our financial condition. In addition, the requirement that we offer to repurchase the notes upon a designated event may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

If a change of control were to occur, we may not have sufficient funds to pay the change of control repurchase price. See “Risk Factors—Risks Related to the Rights Offering” under the captions “We may not have the ability to pay principal or interest on the notes when due” and “We may be unable to repurchase the notes for cash when required by the holders following a change of control.” If we fail to repurchase the notes when required following a change of control event, we will be in default under the indenture. In addition, our 2009 Securities have a similar change of control provision that requires us to repay those notes upon a change of control. As of March 26, 2009, we have $5.0 million principal amount of 2009 Securities outstanding. If a change of control were to occur, we would be obligated to pay up to $35.0 million (without taking into account any accrued and unpaid interest thereon) to the holders of the 2009 Securities. If, upon a change of control, we have insufficient funds to pay the full amounts due on the 2009 Securities and the change of control repurchase price of the notes, we have agreed with the holders of the 2009 Securities that the amount payable in respect of the 2009 Securities will be reduced such that we can pay to the holders of notes the same multiple (which may be less than one) of the aggregate principal amount of the notes as is being paid in respect of the aggregate principal amount of the 2009 Securities. As a result, holders of notes may receive less than the principal amount of their notes upon exercise of their repurchase rights in connection with a change of control. We may incur additional indebtedness in the future with similar change of control provisions.

Many states, including California and New York, have usury laws that limit the amount of interest that can be charged and paid on loans, which includes debt securities like the notes. Specifically, for purposes of these usury laws, the amounts payable upon a change of control in excess of the principal amount of the notes could be deemed to be “interest,” in which case any applicable usury laws could limit the amounts payable to holders of notes upon a change of control. See “Risk Factors—Amounts payable in respect of the notes may be limited by state law.”

Optional Redemption by Anesiva

Except as otherwise described herein, the notes may not be redeemed prior to maturity.

Consolidation, Merger and Sale of Assets

The indenture provides that we shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, another person, unless (i) the resulting, surviving or transferee person (if not us) is a person organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and such entity (if not us) expressly assumes by supplemental indenture all our obligations under the notes and the indenture; (ii) immediately after giving effect to such transaction, no default has occurred and is continuing under the indenture; and (iii) an opinion is provided to the trustee that such transaction complies with the indenture. Upon any such consolidation, merger or transfer, the resulting, surviving or transferee person shall succeed to, and may exercise every right and power of, us under the indenture.

Although these types of transactions are permitted under the indenture, certain of the foregoing transactions could constitute a change of control (as defined above) permitting each holder to require us to repurchase the notes of such holder as described above.

Reports

The indenture governing the notes provides that any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, will be delivered to the trustee within 30 days after the same is required to be filed with the SEC provided, however, we will not be required to deliver to the trustee any materials for which we have sought and received confidential treatment by the SEC; and provided further, that so long as our SEC filings are available on the SEC’s Electronic Data Gathering, Analysis and Retrieval System (EDGAR) or Interactive Data Electronic Applications (IDEA), or any successor system, such filings shall be deemed to have been filed with the trustee without any further action required by us.

Events of Default

In lieu of the “events of default” described in the accompanying prospectus, each of the following is an “Event of Default”:

•	we fail to pay the principal of or any interest or premium on the notes when due;

•	we fail to give the notice that we are required to give if there is a change of control;

•

we fail to perform any other covenant in the indenture and that failure continues for 60 days after written notice to us by the trustee or the holders of at least 25% in aggregate principal amount of outstanding notes;

•

the 2009 Securities have been accelerated due to an event of default and such acceleration is not annulled within 30 days after written notice to Anesiva by the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes;

•	the holders of the 2009 Securities foreclose on or enforce their security interest in the collateral securing the 2009 Securities;

•	we fail to pay principal of (and premiums, if any, on) and interest on the 2009 Securities when due and such failure continues for 30 days or more following the end of any applicable grace period; and

•	certain events of bankruptcy, insolvency or reorganization with respect to us or our significant subsidiaries specified in the indenture.

If an Event of Default has occurred and is continuing, the trustee by notice to us, or the holders of at least 25% in principal amount of the outstanding notes by notice to us and the trustee, may, and the trustee at the request of such holders shall, declare 100% of the principal (and premium, if any) of and accrued and unpaid interest on all the notes to be due and payable. Upon such a declaration, such principal (and premium, if any) and accrued and unpaid interest will be due and payable immediately. However, upon an Event of Default arising out of the bankruptcy provisions, the aggregate principal amount (and premium, if any) and accrued and unpaid interest will be due and payable immediately. In addition, so long as an Event of Default is continuing, the interest rate on the notes will be increased to 14.00%. If a change of control has occurred, premium shall include the change of control purchase price applicable to any note, irrespective of whether the holder has exercised its repurchase right.

The holders of a majority in principal amount of the outstanding notes may waive all past defaults (except with respect to nonpayment of principal or interest, including any additional interest) and rescind any such acceleration with respect to the notes and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction; (2) all existing Events of Default, other than the nonpayment of the principal of and interest on the notes that have become due solely by such declaration of acceleration, have been cured or waived; and (3) all amounts owed to the trustee have been paid.

Subject to the provisions of the indenture relating to the duties of the trustee, if an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders unless such holders have offered to the trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal or interest when due, no holder may pursue any remedy with respect to the indenture or the notes unless:

•	such holder has previously given the trustee notice that an Event of Default is continuing;

•	holders of at least 25% in principal amount of the outstanding notes have requested the trustee to pursue the remedy;

•	such holders have offered the trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;

•	the trustee has not complied with such request within 90 days after the receipt of the request and the offer of security or indemnity; and

•

the holders of a majority in principal amount of the outstanding notes have not given the trustee a direction that, in the opinion of the trustee, is inconsistent with such request within such 90-day period.

Subject to certain restrictions, the holders of a majority in principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee, provided indemnity satisfactory to the trustee is provided by such holders. The indenture provides that in the event an Event of Default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

The indenture provides that if an event of default, or an event that with notice and/or the passage of time would constitute an event of default (a “default”), occurs and is continuing and is known to the trustee, the trustee must mail to each holder notice of the default within 45 days after it occurs. Except in the case of a default in the payment of principal of or interest on any note, the trustee may withhold notice if and so long as a committee of trust officers of the trustee in good faith determines that withholding notice is in the interests of the holders. In addition, we are required to deliver to the trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any default that occurred during the previous year.

Modification and Amendment

Subject to certain exceptions, the indenture or the notes may be amended with the consent of the holders of at least a majority in principal amount of the notes then outstanding (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes). With the consent of the holders of at least a majority in principal amount of the notes outstanding, we may extend the stated time for payment or extend the stated maturity date of the notes. However, without the consent of each holder of an outstanding note affected, no amendment may, among other things:

•	reduce the amount of notes whose holders must consent to an amendment;

•	reduce the rate of interest on any note;

•	reduce the principal of any note;

•

reduce the change of control purchase price of any note or amend or modify in any manner adverse to the holders of notes the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

•	change the place or currency of payment of principal or interest in respect of any note;

•

impair the right of any holder to receive payment of principal of and interest on such holder’s notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s notes; or

•	make any change in the amendment or waiver provisions identified in the foregoing bullet points which require each holder’s consent.

Without the consent of any holder, we and the trustee may amend the indenture to:

•	cure any ambiguity, omission, defect or inconsistency or conform the indenture to the description of notes contained in this prospectus;

•

provide for the assumption by a successor corporation, partnership, trust or limited liability company of our obligations under the indenture provided such assumption is in compliance with the successor provisions of the indenture;

•

provide for uncertificated notes in addition to or in place of certificated notes (provided that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated notes are described in Section 163(f)(2)(B) of the Code);

•	add guarantees with respect to the notes;

•	secure the notes;

•	add to our covenants for the benefit of the holders or surrender any right or power conferred upon us;

•	make any change that does not materially adversely affect the rights of any holder; or

•	comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act.

We may also, without the consent of any holder, amend the indenture in respect of securities, other than the notes, that may be issued or outstanding under the indenture or provide for a new series of securities under the indenture.

The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under the indenture becomes effective, we are required to mail to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment.

Discharge

We may satisfy and discharge our obligations under the indenture by delivering to the registrar for cancellation all outstanding notes or by depositing with the trustee or delivering to the holders, as applicable, after the notes have become due and payable, whether at stated maturity, or any repurchase date, cash sufficient to pay all of the outstanding notes and paying all other sums payable under the indenture by us. Such discharge is subject to terms contained in the indenture.

Calculations in Respect of Notes

Except as otherwise provided above, we will be responsible for making all calculations called for under the notes. These calculations include, but are not limited to, determinations of accrued interest and the change of control repurchase price. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of notes. We will provide a schedule of our calculations to the trustee and the trustee is entitled to rely conclusively upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of notes upon the request of that holder.

Form and Registration

The notes will be issued:

•	in fully registered form; and

•	without interest coupons.

Global Note, Book-Entry Form

Notes may be evidenced by notes in certificated form and by one or more global notes. If any of the notes are evidenced by one or more global notes, we will deposit the global note or notes with DTC and register the global notes in the name of Cede & Co. as DTC’s nominee. Except as set forth below, a global note may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.

Beneficial interests in a global note may be held directly through DTC if such holder is a participant in DTC, or indirectly through organizations that are participants in DTC, whom we refer to as participants. Transfers between participants will be effected in the ordinary way in accordance with DTC rules and will be settled in clearing house funds. The laws of some states require that some persons take physical delivery of securities in definitive form. As a result, the ability to transfer beneficial interests in the global note to such persons may be limited.

Holders who are not participants may beneficially own interests in a global note held by DTC only through participants, or some banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a participant, either directly or indirectly, who we refer to as indirect participants. So long as Cede & Co., as the nominee of DTC, is the registered owner of a global note, Cede & Co. for all purposes will be considered the sole holder of such global note. Except as provided below, owners of beneficial interests in a global note will:

•	not be entitled to have certificates registered in their names;

•	not receive physical delivery of certificates in definitive registered form; and

•	not be considered holders of the global note.

If we issue a global note, we will pay interest on the global note to Cede & Co., as the registered owner of the global note, by wire transfer of immediately available funds on each interest payment date or designated event purchase date, as the case may be.

Neither we, the trustee nor any paying agent will be responsible or liable:

•	for the records relating to, or payments made on account of, beneficial ownership interests in a global note; or

•	for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We have been informed that DTC’s practice is to credit participants’ accounts upon receipt of funds on that payment date with payments in amounts proportionate to their respective beneficial interests in the principal amount represented by a global note as shown in the records of DTC. Payments by participants to owners of beneficial interests in the principal amount represented by a global note held through participants will be the responsibility of the participants, as is now the case with securities held for the accounts of customers registered in “street name.”

Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants, the ability of a person having a beneficial interest in the principal amount represented by the global note to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate evidencing its interest.

Neither we, the trustee, registrar nor the paying agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations. DTC has advised us that it will take any action permitted to be taken by a holder of notes, including the presentation of notes for exchange, only at the direction of one or more participants to whose account with DTC interests in the global note are credited, and only in respect of the principal amount of the notes represented by the global note as to which the participant or participants has or have given such direction.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York, and a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants. Participants include securities brokers, dealers, banks, trust companies and clearing corporations and other organizations. Some of the participants or their representatives, together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

DTC has agreed to the foregoing procedures to facilitate transfers of interests in a global note among participants. However, DTC is under no obligation to perform or continue to perform these procedures, and may discontinue these procedures at any time. If we issue a global note or notes and DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue notes in certificated form in exchange for global notes. In addition, we will issue notes in certificated form in exchange for global notes if we in our sole discretion determines that the global notes (in whole but not in part) should be exchanged for notes in certificated form and deliver a written notice to such effect to the trustee, or an event of default has occurred and is continuing and the registrar has received a request from the DTC for the issuance of notes in certificated form in exchange for the global notes.

Information Concerning the Trustee; Reports by Anesiva

We appointed The Bank of New York Mellon Trust Company, N.A., the trustee under the indenture, as paying agent, registrar and custodian for the notes. The trustee or its affiliates may provide banking and other services to us in the ordinary course of their business.

The indenture contains limitations on the rights of the trustee, if it or any of its affiliates is then our creditor, to obtain payment of claims in some cases or to realize on some property received on any claim as security or otherwise. The trustee and its affiliates will be permitted to engage in other transactions with us. However, if the trustee or any affiliate continues to have any conflicting interest and a default occurs with respect to the notes, the trustee must eliminate such conflict or resign.

In the indenture, we agreed to file with the trustee and transmit to holders of the notes such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the time and in the manner required by such Act.

Governing Law

The notes and the indenture are governed by, and construed in accordance with, the laws of the State of California.

PLAN OF DISTRIBUTION

As soon as practicable after the record date for the rights offering, we will distribute the subscription rights and rights certificates to individuals who owned shares of our common stock at 5:00 p.m., Pacific time, on March 27, 2009. If you wish to exercise your subscription rights and purchase a portion of the principal amount of the notes, you should complete the rights certificate and return it with payment for the shares to the subscription agent, The Bank of New York Mellon, at the following address:

By Mail:	By Hand or Overnight Courier:

c/o Mellon Investor Services LLC	c/o Mellon Investor Services LLC
Attn: Corporate Actions	Attn: Corporate Actions
P.O. Box 3301	480 Washington Blvd., 27th Fl.
South Hackensack, NJ 07606	Jersey City, NJ 07310

See “The Rights Offering—Method of Exercising Subscription Rights.” If you have any questions, you should contact Mellon Investor Services LLC, at (888) 847-7893 .

We expect to issue the notes on or before the fourth business day following expiration of the rights offering.

Other than the Investor Agreement as described herein, we do not know of any existing agreements between or among any stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the underlying notes.

LEGAL MATTERS

The validity of the securities offered in the rights offering will be passed upon for us by our counsel, Cooley Godward Kronish LLP, Palo Alto, California. Cooley Godward Kronish LLP beneficially owns 3,437 shares of Anesiva common stock.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated herein by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission, or SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our public filings, including reports, proxy and information statements, are also available on the SEC’s web site at http://www.sec.gov.

The SEC allows us to “incorporate by reference” information from other documents that we file with them, which means that we can disclose important information by referring to those documents. You should read the information incorporated by reference because it is an important part of this prospectus supplement. We incorporate by reference the following information or documents that we have filed with the SEC:

•	our Current Report on Form 8-K, filed with the SEC on January 23, 2009;

•	our Current Report on Form 8-K, filed with the SEC on February 19, 2009;

•	our Current Report on Form 8-K, filed with the SEC on March 6, 2009;

•	our Current Report on Form 8-K, filed with the SEC on March 20, 2009; and

•	our Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC on March 25, 2009.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus supplement or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until the termination of this offering. Information in such future filings updates and supplements the information provided in this prospectus supplement. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to Anesiva, Inc., Attention: Investor Relations, 650 Gateway Boulevard, South San Francisco, California 94080, and our telephone number is (650) 624-9600.

PROSPECTUS

CORGENTECH INC.

$100,000,000

COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

WARRANTS

UNITS

From time to time, we may sell common stock, preferred stock, debt securities and/or warrants, either individually or in units, with a total value of up to $100 million. We may also offer common stock or preferred stock upon conversion of debt securities, common stock upon conversion of preferred stock or common stock, preferred stock or debt securities upon the exercise of warrants. We will specify in any accompanying prospectus supplement the terms of any offering. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference in this prospectus and any prospectus supplement, carefully before you invest. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the NASDAQ National Market or any securities exchange of the securities covered by the prospectus supplement. Our common stock is traded on the NASDAQ National Market under the trading symbol “CGTK.” On April 13, 2006, the last reported sales price for our common stock was $8.99 per share.

You should read this prospectus and any prospectus supplement carefully before you invest.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE THE SECTIONS ENTITLED “RISK FACTORS” IN OUR MOST RECENT ANNUAL REPORT ON FORM 10-K AND IN OUR MOST RECENT QUARTERLY REPORT ON FORM 10-Q, BOTH AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND BOTH OF WHICH ARE INCORPORATED HEREIN BY REFERENCE IN THEIR ENTIRETY.

THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution.” If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is May 5, 2006

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or the SEC. You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may sell common stock, preferred stock, debt securities and/or warrants, either individually or in units, in one or more offerings up to a total dollar amount of $100 million. This prospectus provides you with a general description of the securities we may offer. Each time we sell common stock, preferred stock, debt securities and/or warrants, we will provide a prospectus supplement that will contain more specific information about the securities offered. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. This prospectus, together with applicable prospectus supplements, includes all material information relating to this offering. Please carefully read both this prospectus and any prospectus supplement together with the additional information described below under “Where You Can Find More Information.” THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

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Overview

Corgentech Inc. is a biopharmaceutical company focused on the development and commercialization of novel therapeutic treatments for pain management and inflammation. In December 2005, we completed a merger with AlgoRx Pharmaceuticals, Inc., creating a late-stage company with four products in our combined pipeline.

•

3268, a fast-acting local anesthetic, has successfully completed two Phase 3 trials and we anticipate filing a New Drug Application, or NDA, with the U.S. Food and Drug Administration, or FDA, for 3268 in mid-2006.

•

4975, a long-acting anesthetic, is being developed for site-specific, moderate to severe pain and completed and is being studied in multiple Phase 2 trials in post-surgical, neuropathic and musculoskeletal pain.

•	Avrina™, which demonstrated a highly potent inhibition of atopic dermatitis in preclinical studies, completed two Phase 1/2 clinical trials for the treatment of eczema.

•	1207 is a new class of anesthetic that is long lasting and rapidly working in preclinical models and is expected to enter the clinic in 2006.

Each of our product candidates employs a different mechanism of action. 3268 is comprised of microcrystals of lidocaine delivered into the skin by compressed gas. 3268 employs a proprietary needle-free dispenser. 4975 is a novel non-opioid drug candidate that is a VR1 agonist based on the compound capsaicin which provides analgesia relief for between two and three months. Avrina is a highly selective and potent inhibitor of the transcription factor, NF-KB, which is implicated in inflammatory diseases such as eczema, asthma and inflammatory bowel disease, or IBD. 1207 is undergoing preclinical development as a topical local anesthetic and acts by binding to the fast sodium channel. We have retained the commercialization rights to all of our product candidates.

General Information

Corgentech was incorporated in Delaware in January 1999. The address of our principal executive office is 650 Gateway Boulevard, South San Francisco, California 94080, and our telephone number is (650) 624-9600. Our website address is www.corgentech.com. Corgentech does not incorporate the information on its website into this registration statement and prospectus, and you should not consider it part of this registration statement and prospectus.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Investment in our securities involves a high degree of risk. You should consider carefully the factors below as well as other information in this prospectus and the prospectus supplement before purchasing any of our securities. Each of these factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

Risk Factors Relating to Our Business

If we fail to obtain U.S. regulatory approvals for product candidates under development, we will not be able to generate revenue in the U.S. market.

We must receive FDA approval for each of our product candidates including 3268, 4975, 1207 and Avrina™ before we can commercialize or sell these product candidates in the United States. We may experience unexpected delays in submitting an NDA to the FDA for our lead product 3268. Also, after submission of an NDA, the FDA may require additional laboratory testing or clinical studies, delay review of our application or withhold registration and marketing approval for the product. This could significantly increase our expenditures and delay or prevent our ability to market 3268. Even if one of our product candidates is approved by the FDA, the approval may be significantly limited to specific disease indications, patient populations and dosages. For instance, we will likely need separate FDA approvals before 4975 can be commercialized to treat each of the three indications for which this product candidate is being developed: postsurgical pain, local neuropathic pain and musculoskeletal pain. The FDA can limit or deny its approval for many reasons, including:

•	a product candidate may be found to be unsafe or ineffective;

•	regulators may interpret data from preclinical testing and clinical trials differently and less favorably than we do;

•	regulators may not approve the manufacturing processes or facilities that we use; and

•	regulators may change their approval policies or adopt new regulations.

Failure to obtain FDA approval or any delay or setback in obtaining such approval would:

•	adversely affect our ability to market any drugs that it develops and generate product revenues; and

•	impose additional costs and diminish any competitive advantages that we may attain.

Even if we obtain FDA approval, our product candidates may not be approved for all indications that we request, which could limit the uses of the products and adversely impact our potential product sales. If FDA approval of a product is granted, such approval will be subject to limitations on the indicated uses for which the product may be marketed and could require costly, post-marketing follow-up studies. As to any product for which marketing approval is obtained, the labeling, packaging, adverse event reporting, storage, advertising, promotion and record keeping related to the product will be subject to extensive regulatory requirements. The subsequent discovery of previously unknown problems with the product, such as an adverse side effect, may result in restrictions on the product, including withdrawal of the product from the market. We may be slow to adapt, or we may never adapt, to changes in existing requirements or adoption of new requirements or policies.

If we fail to comply with applicable U.S. regulatory requirements, we may be subject to fines, suspension or withdrawal of regulatory approvals, product recalls, seizure of products, operating restrictions and criminal prosecution.

If our preclinical tests or clinical trials with respect to our product candidates do not meet safety or efficacy endpoints in these evaluations, or if we experience significant delays in these tests or trials, our ability to commercialize products and our financial position will be impaired.

Clinical development, including preclinical testing, is a long, expensive and uncertain process and is subject to delays. It may take us several years to complete our testing, and failure can occur at any stage of testing.

Patient enrollment in future clinical trials depends on many factors, including the size of the patient population, the nature of the trial protocol, the proximity of patients to clinical sites, and the eligibility criteria for the study and patient compliance. Delays in patient enrollment or failure of patients to continue to participate in a study may cause an increase in costs and delays, or result in the failure of the trial.

The results of preclinical or clinical studies do not necessarily predict future clinical trial results, and acceptable results in early studies might not be seen in later studies. Any preclinical or clinical test may fail to produce results satisfactory to the FDA or foreign regulatory authorities. Preclinical and clinical data can be interpreted in different ways, which could delay, limit or prevent regulatory approval. Drug-related adverse events during a clinical trial could cause us to repeat a trial, terminate a trial or cancel the program. In addition, we are required by the FDA to conduct additional preclinical studies, including toxicology, while our clinical studies are ongoing.

To obtain regulatory approval to market our product candidate 1207, we will need to conduct nonclinical studies in animals, and the results of these nonclinical studies may not demonstrate adequate efficacy and, even if they do, the results may not necessarily be predictive of results in human trials.

As part of the regulatory approval process, we must conduct, at our own expense, nonclinical studies in laboratory animals and clinical trials in humans. Nonclinical studies for 1207 were commenced by Bridge Pharma, Inc. prior to our in-license of this product candidate in October 2004, and we will be required to continue nonclinical studies for this product candidate. The number of nonclinical trials that the regulatory authorities will require varies depending on the product candidate, the disease or condition the product candidate is being developed to address and regulations applicable to the particular product candidate. We may need to perform multiple nonclinical studies using various doses and formulations of 1207 before we can begin clinical trials, which could result in delays in our ability to develop 1207. Furthermore, nonclinical results in animal studies are not necessarily predictive of outcomes in human clinical trials. After we have conducted nonclinical studies in animals for 1207, we must demonstrate in clinical trials that 1207 is safe and efficacious for use on humans in order to receive regulatory approval for commercial sale. Even if initial results of nonclinical studies for 1207 are positive, we may obtain different results in later stages of drug development, including failure to show desired safety and efficacy.

There may be delays in developing a product candidate as a result of the necessary preclinical studies to assess the safety of the product candidate including its ability to cause cancer and interactions with other drugs.

We are required to conduct preclinical studies to evaluate the safety of our product candidate including its ability to cause cancer. For example, such studies are likely to be required for 4975 for the treatment of certain indications. Such studies require about three years to complete and report.

Failure to enroll patients for clinical trials may cause delays in developing the product candidates, and delays in the commencement of clinical testing of the current product candidates could result in increased costs to us and delay our ability to generate revenues.

We will encounter delays or possibly regulatory rejections if we are unable to enroll enough patients to complete clinical trials. Patient enrollment depends on many factors, including the size of the patient population, the nature of the protocol, the proximity of patients to clinical sites and the eligibility criteria for the trial. Any delays in planned patient enrollment in the future may result in increased costs and delays, which could harm our ability to develop the product candidate.

Delays in the commencement of clinical testing could significantly increase product development costs and delay product commercialization. The commencement of clinical trials can be delayed for a variety of reasons, including delays in:

•	demonstrating sufficient safety and efficacy to obtain regulatory approval to commence a clinical trial;

•	reaching agreement on acceptable terms with prospective contract research organizations and trial sites;

•	manufacturing sufficient quantities of a product candidate; and

•	obtaining institutional review board approval to conduct a clinical trial at a prospective site.

It may require longer and larger clinical trials to study a product candidate for certain indications such as chronic conditions.

The time frame of our clinical studies for a product candidate for a chronic condition may also be affected by the International Conference on Harmonisation guidelines that dictate that at least 1,500 patients must be exposed to the drug prior to submission of a registration application and at least 500 patients be exposed to a new drug for one year. Thus, the length of the development program for a product candidate such as 4975 for local neuropathic pain and for pain resulting from musculoskeletal diseases may be longer than a development program for an acute condition such as 4975 for treatment of postsurgical pain. In addition to the time required to conduct these studies, the results of such studies may demonstrate harmful side effects of a product candidate which would impair or prevent our ability to develop such product candidate. In addition, we are contemplating different formulations of a product candidate such as 4975 for multiple potential indications. Our development of 4975 may be delayed as we evaluate these different formulations.

If third-party clinical research organizations do not perform in an acceptable and timely manner, our clinical trials could be delayed or unsuccessful.

We do not have the ability to conduct all of our clinical trials independently. We rely on clinical investigators, third-party clinical research organizations and consultants to perform substantially all of these functions. If we cannot locate acceptable contractors to run our clinical trials or enter into favorable agreements with them, or if these third parties do not successfully carry out their contractual duties, satisfy FDA requirements for the conduct of clinical trials or meet expected deadlines, we will be unable to obtain required approvals and will be unable to commercialize our products on a timely basis, if at all. Our agreements are generally cancelable by either party with 30 to 90 days agreement, with or without cause.

We have limited manufacturing capabilities and manufacturing personnel and expect to depend on third-party manufacturing.

We have no manufacturing facilities, and we have limited personnel with experience in manufacturing any clinical or commercial products or in designing drug manufacturing processes. We have contracted with third-party manufacturers to produce, in collaboration with us, product candidates for clinical trials. We intend to rely on third-party contract manufacturers to manufacture, supply, store and distribute any resulting products. The BOC Group plc acts as the sole supplier for the cylinder of compressed helium gas, a key component in the dispenser for 3268.

There are a small number of suppliers of the materials which are necessary to manufacture 3268 and, in the case of the cylinder used in 3268, we rely on a sole supplier. The cylinder of compressed helium gas is a key component in the dispenser for 3268. We acquire the cylinders for 3268 from PowderJect Technologies Limited under a long-term supply agreement. PowderJect Technologies Limited is currently our sole supplier and source of cylinders, which are manufactured for PowderJect Technologies Limited by The BOC Group plc, and to date we have not identified an alternative source. If we are required to seek an alternative source for the cylinders, we might not be successful in establishing an alternative commercial arrangement with a supplier, or if we were successful in finding an alternate supplier, it could be on terms which are less favorable than the current supply agreement with PowderJect Technologies Limited. In addition, we currently have no approved supplier of the sealing film for the drug cassette in the dispenser for 3268. We may not be successful in establishing a commercial arrangement for a supplier for the sealing film.

The contract manufacturers for 3268 need to purchase the materials required for 3268 for the clinical trials and they, or we, will need to purchase these materials for commercial distribution if we obtain regulatory approval for 3268. Suppliers may not sell these materials to us at the time we need them or on commercially reasonable terms. If our manufacturers are unable to obtain these materials for the clinical trials, the product testing and potential regulatory approval of 3268 would be delayed, significantly impacting our ability to develop the product candidate and potentially increasing our costs. If we obtain regulatory approval for 3268 and our manufacturers or we are unable to purchase these materials, the commercial launch of 3268 would be delayed or there would be a shortage in supply of 3268, which would harm our ability to generate revenues from the sale of 3268. If suppliers increase the price of these materials, the price for 3268 may increase which may make 3268 a less competitive product for the relief of venipuncture pain. If we change suppliers for any of these materials or any of our current suppliers experience a shutdown or disruption in the facilities used to produce these materials, due to technical, regulatory or other problems, it could harm our ability to manufacture products. While we have not suffered any shortages to date of any of the materials required for 3268, our inability to obtain these materials for any reason could substantially impair development activities or the production, marketing and distribution of 3268.

We may in the future elect to manufacture certain of our products in our own manufacturing facilities. We would need to invest additional funds and recruit qualified personnel in order to build or lease and operate any manufacturing facilities.

If our third-party manufacturers’ facilities do not follow current good manufacturing practices, our product development and commercialization efforts may be harmed.

Our third-party manufacturers may encounter difficulties in achieving quality control and quality assurance and may experience shortages of qualified personnel. A failure of our third-party manufacturers to follow current good manufacturing practices or other regulatory requirements and to document their adherence to such practices may lead to significant delays in the availability of products for commercial use or clinical study, the termination of a clinical study, or may delay or prevent filing or approval of marketing applications for our products. In addition we could be subject to sanctions being imposed on us, including fines, injunctions and civil penalties. Changing manufacturers may require revalidation of the manufacturing process and procedures in accordance with FDA mandated current good manufacturing practices and will require FDA approval. This revalidation may be costly and time consuming. If we are unable to arrange for third-party manufacturing of our products, or to do so on commercially reasonable terms, we may not be able to complete development of our products or market them.

Even if our products are approved by regulatory authorities, if we fail to comply with ongoing regulatory requirements, or if we experience unanticipated problems with our products, these products could be subject to restrictions or withdrawal from the market.

Any product for which we obtain marketing approval, along with the manufacturing processes, post-approval clinical data and promotional activities for such product, will be subject to continual review and periodic inspections by the FDA and other regulatory bodies. Even if regulatory approval of a product is granted, the approval may be subject to limitations on the indicated uses for which the product may be marketed or contain requirements for costly post-marketing testing and surveillance to monitor the safety or efficacy of the product. Later discovery of previously unknown problems with our products, including unanticipated adverse events or adverse events of unanticipated severity or frequency, manufacturer or manufacturing processes, or failure to comply with regulatory requirements, may result in restrictions on such products or manufacturing processes, withdrawal of the products from the market, voluntary or mandatory recall, fines, suspension of regulatory approvals, product seizures, injunctions or the imposition of civil or criminal penalties.

Failure to obtain regulatory approval in foreign jurisdictions will prevent us from marketing our products abroad.

We intend to market our products in international markets. In order to market our products in the European Union and many other foreign jurisdictions, we must obtain separate regulatory approvals. The approval procedure varies among countries and can involve additional testing, and the time required to obtain approval may differ from that required to obtain FDA approval. The foreign regulatory approval process may include all of the risks associated with obtaining FDA approval. We may not obtain foreign regulatory approvals on a timely basis, if at all. Approval by the FDA does not ensure approval by regulatory authorities in other countries, and approval by one foreign regulatory authority does not ensure approval by regulatory authorities in other foreign countries or by the FDA. We may not be able to file for regulatory approvals and may not receive necessary approvals to commercialize our products in any market.

We have only limited experience in regulatory affairs, which may affect our ability or the time required to obtain necessary regulatory approvals.

We must provide the FDA and foreign regulatory authorities with preclinical and clinical data that demonstrate that our products are safe and effective before they can be approved for commercial sale. We have only limited experience in filing and prosecuting the applications necessary to gain regulatory approvals. As a result, we may experience a longer regulatory process in connection with obtaining regulatory approvals for our product candidates.

If we do not find collaborators for our product candidates, we may have to reduce or delay our rate of product development and/or increase our expenditures.

Our strategy to develop, manufacture and commercialize our products may include entering into various relationships with pharmaceutical companies with respect to some programs to advance such programs and reduce our expenditures on such programs. Our product candidates will target highly competitive therapeutic markets in which we have limited experience and expertise. If we are unable to develop this expertise ourselves, we will need to enter into agreements with a biotechnology or pharmaceutical company to provide us with the necessary resources and experience for the development and commercialization of products in these markets. There are a limited number of companies with the resources necessary to develop our future products commercially, and we may be unable to attract any of these firms. A company that has entered into a collaboration agreement with one of our competitors may choose not to enter into a collaboration agreement with us. We may not be able to negotiate any collaboration on acceptable terms or at all. If we are not able to establish collaborative arrangements, we may have to reduce or delay further development of some of our programs and/or increase our expenditures and undertake the development activities at our own expense. If we elect to increase our expenditures to fund our development programs, we will need to obtain additional capital, which may not be available on acceptable terms or at all.

In addition, there have been a significant number of recent business combinations among biotechnology and pharmaceutical companies that have reduced the number of potential future collaborators. If business combinations involving potential collaborators were to occur, the effect could be to diminish, terminate or cause delays in one or more of our product development programs.

We have no experience selling, marketing or distributing products and have minimal capabilities to do so.

If we receive regulatory approval to commence commercial sales of any of our product candidates, we will have to establish a sales and marketing organization with appropriate technical expertise and distribution capability. At present, we have no sales and only a limited number of marketing employees. Factors that may inhibit our efforts to commercialize our products without strategic partners or licensees include:

•	difficulty in recruiting and retaining adequate numbers of effective sales and marketing personnel;

•	the inability of sales personnel to obtain access to, or persuade adequate numbers of, physicians to prescribe our products;

•	the lack of complementary products to be offered by sales personnel, which may put us at a competitive disadvantage against companies with broader product lines; and

•	unforeseen costs associated with creating an independent sales and marketing organization.

As an alternative to establishing our own sales and marketing organization, we may engage other pharmaceutical or health care companies with an existing distribution system and direct sales organization to assist us for some products. We may not be able to negotiate favorable distribution partnering arrangements, if at all. To the extent we enter co-promotion or other licensing arrangements, any revenues we receive will depend on the efforts of third parties and will not be under our control.

Our competitors currently offer and may develop therapies that reduce the size of our markets.

Our business has been characterized by extensive research and development efforts, rapid developments and intense competition. Our competitors may have or may develop superior technologies or approaches, which may provide them with competitive advantages. Our potential products may not compete successfully. If these competitors get to the marketplace before we do with better or less expensive drugs, our product candidates, if approved for commercialization, may not be profitable to sell or worthwhile to continue to develop. Technology in the pharmaceutical industry has undergone rapid and significant change, and we expect that it will continue to do so. Any compounds, products or processes that we develop may become obsolete or uneconomical before we recover any expenses incurred in connection with their development. The success of our product candidates will depend upon factors such as product efficacy, safety, reliability, availability, timing, scope of regulatory approval, acceptance and price, among other things. Other important factors to our success include speed in developing product candidates, completing clinical development and laboratory testing, obtaining regulatory approvals and manufacturing and selling commercial quantities of potential products to the market.

Our product candidates are intended to compete directly or indirectly with existing drugs. Even if approved and commercialized, our products may fail to achieve market acceptance with hospitals, physicians or patients. Hospitals, physicians or patients may conclude that our potential products are less safe or effective or otherwise less attractive than these existing drugs. If our product candidates do not receive market acceptance for any reason, our revenue potential would be diminished, which would materially adversely affect our ability to become profitable.

3268, if approved and commercialized, will face significant competition. Two leading products for local anesthesia prior to venipuncture procedures were L.M.X.4®, a cream-based product (formerly ELA-MAX, Ferndale Labs), and EMLA®, a cream-based product sold by AstraZeneca. EMLA® has historically been the market leader, and several generic versions of EMLA® that are manufactured by Fougera, Atrix, Geneva, and Hi-Tech Pharmaceuticals were approved by the FDA. These products already have established distribution channels and are well known to physicians and hospitals. There are additional products including Numby Stuff® (Iomed) and LidoSite® (Braun-Vyteris) with more rapid onset than the cream-based products above, and two other products, including S-Caine® Patch (ZARS), for which an NDA has been approved that may also compete with 3268. If 3268 is unable to deliver lidocaine to patients without pain, the product will not be readily adopted by hospitals, physicians or patients, if at all.

4975, if approved and commercialized, will face significant competition. For postsurgical pain, morphine administered by infusion pump is a common treatment method. Several other oral, injectable and patch opioids are also used, including Vicodin® (Abbott Labs), OxyContin® (Purdue Pharma), and Duragesic® (Johnson & Johnson). For localized neuropathic pain, Neurontin® (Pfizer) and tricyclic antidepressants are used to treat neuropathic pain. For later-stage osteoarthritis, hyaluronic acid products, including Synvisc® (Genzyme), a market leader in 2003, are injected locally and several oral opioids, most prominently OxyContin® (Purdue

Pharma) and Duragesic® (Johnson & Johnson) are used. For the treatment of tendonitis, glucocorticosteroids are used. VR1, which is involved in the transmission of pain signals to the brain and which is affected by 4975, has become a popular target for the pharmaceutical industry. VR1 inhibitors that may also compete with 4975 are being developed by several companies, including Merck-Neurogen, Pfizer-Renovis, Amgen, Schwarz Pharma-Amore Pacific, Purdue Pharma, and PainCeptor. These VR1 inhibitors are expected to advance to clinical evaluation shortly. We believe there are other products that are in development that may compete with our current product candidates.

1207, if approved and commercialized, will face competition from existing products, including LidoDerm® (Endo), which is a lidocaine patch, and a variety of local anesthetic creams and products with alternative means of delivering lidocaine, including EMLA® cream (AstraZeneca) and its generic equivalents, L.M.X.4® (Ferndale Labs), S-Caine® Patch (ZARS) and LidoSite® (Braun-Vyteris). There are also capsaicin products in development by NeurogesX and Winston Labs, which would be applied to the skin and which may be approved prior to 1207. If approved, 1207, which will also likely be formulated as a cream or patch, will compete with existing products based on factors such as efficacy, convenience and onset time of pain relief.

Avrina, if approved and commercialized, will face competition from a growing number of approved therapies for the treatment of eczema. These include generic drugs with agents such as corticosteroids and new drugs such as Elidel®, marketed by Novartis AG, and Protopic®, marketed by Astellas Pharma Inc. In addition, other treatments for eczema are in various stages of preclinical and clinical development. These therapies could affect the size of the eczema market or could result in pricing pressure if we receive marketing approval for Avrina.

Most of our competitors, including many of those listed above, have substantially greater capital resources, research and development staffs, facilities and experience in conducting clinical trials and obtaining regulatory approvals, as well as in manufacturing and marketing pharmaceutical products. As a result, they may achieve product commercialization or patent protection earlier than we can.

If we fail to obtain an adequate level of reimbursement for our products by third-party payors, there may be no commercially viable markets for our products or the markets may be much smaller than expected.

The availability and levels of reimbursement by governmental and other third party payors affect the market for our products. The efficacy, safety and cost-effectiveness of our products as well as the efficacy, safety and cost-effectiveness of any competing products will determine the availability and level of reimbursement. These third-party payors continually attempt to contain or reduce the costs of healthcare by challenging the prices charged for healthcare products and services. In certain countries, particularly the countries of the European Union, the pricing of prescription pharmaceuticals is subject to governmental control. In these countries, pricing negotiations with governmental authorities can take six to 12 months or longer after the receipt of regulatory marketing approval for a product. To obtain reimbursement or pricing approval in some countries, we may be required to conduct a clinical trial that compares the cost-effectiveness of our products to other available therapies. If reimbursement for our products is unavailable or limited in scope or amount or if pricing is set at unsatisfactory levels, our revenues would be reduced.

We have a limited operating history and if we do not generate significant revenues, we will not be able to achieve profitability.

We do not have any products approved for marketing. We have a limited history of operations and we have incurred net losses since our inception. As of December 31, 2005, we had deficit accumulated during the development stage of approximately $93.6 million. We expect to incur substantial net losses to further develop and commercialize our products and do not know whether or when we will become profitable and may not be able to sustain our operations.

We will need additional financing, which may be difficult to obtain. If we fail to obtain necessary financing or do so on unattractive terms, our development programs and other operations could be harmed.

We will require substantial funds to further develop and commercialize our products. We expect to incur significant spending as we expand our development programs and commercialization activities and our future capital requirements will depend on many factors, including:

•	the scope and results of our clinical trials;

•	the timing of, and the costs involved in, obtaining regulatory approvals for 3268, 4975, 1207 and Avrina and other future product candidates;

•	the cost of manufacturing activities;

•	the cost of 3268 commercialization activities; and

•	the costs involved in preparing, filing, prosecuting, maintaining and enforcing patent claims and other patent-related costs, including any litigation costs and the results of such litigation.

Additional financing may not be available when we need it or may not be available on favorable terms. If we are unable to obtain adequate funding on a timely basis, we may be required to significantly curtail one or more of our research, development or commercial programs. We could be required to seek funds through arrangements with collaborators or others that may require us to relinquish rights to some of our technologies, product candidates or products which we would otherwise pursue on our own. If we raise additional funds by issuing equity securities, our then-existing stockholders will experience dilution and the terms of any new equity securities may have preference over our common stock.

We depend on our officers and key employees, and if we are not able to retain them or recruit additional qualified personnel, our business will suffer.

We are highly dependent on our chief executive officer, John P. McLaughlin and other officers and key employees. Due to the specialized knowledge each of our officers and key employees possesses with respect to our product candidates and our operations, the loss of service of any of our officers or key employees could delay or prevent the successful enrollment and completion of our clinical trials or the regulatory approval or the commercialization of 3268. We do not carry key man life insurance on our officers or key employees.

We have employment agreements with Messrs. McLaughlin, James Z. Huang, our president, Richard P. Powers, our vice president and chief financial officer and Patrick A. Broderick, our vice president and general counsel. Each of our officers and key employees may terminate their employment without notice and without cause or good reason.

In addition, our growth will require hiring a significant number of qualified scientific, regulatory, manufacturing, commercial and administrative personnel. Accordingly, recruiting and retaining such personnel in the future will be critical to our success. There is intense competition from other companies and research and academic institutions for qualified personnel in the areas of our activities. Our offices are located in the San Francisco Bay Area and Northern New Jersey, where competition for personnel with biopharmaceutical skills is intense. If we fail to identify, attract, retain and motivate these highly skilled personnel, we may be unable to continue our development and commercialization activities.

As a result of the restructuring we announced on December 16, 2005, we may be unable to retain employees and experience significant delays in recruiting new employees in the future.

We announced on December 16, 2005 a restructuring plan to reduce research costs, realign development efforts and realize operational efficiencies in the general and administrative functions. We may experience a further reduction in force due to voluntary employee terminations or may experience difficulty recruiting new employees to further the research, development and commercialization of our future drug candidates. There can be no assurance that our current and planned personnel will be adequate to support such activities. If we are unable to manage any necessary growth effectively, our business could be harmed.

Risks Related to Our Industry

We face the risk of product liability claims and may not be able to obtain insurance.

Our business exposes us to the risk of product liability claims that is inherent in the testing, manufacturing, and marketing of drugs and related devices. Although we have product liability and clinical trial liability insurance that we believe is appropriate, this insurance is subject to deductibles and coverage limitations. We may not be able to obtain or maintain adequate protection against potential liabilities. In addition, if any of our product candidates are approved for marketing, we may seek additional insurance coverage. If we are unable to obtain insurance at acceptable cost or on acceptable terms with adequate coverage or otherwise protect against potential product liability claims, we will be exposed to significant liabilities, which may harm our business. These liabilities could prevent or interfere with our product commercialization efforts. Defending a suit, regardless of merit, could be costly, could divert management attention and might result in adverse publicity or reduced acceptance of our products in the market.

Our operations involve hazardous materials and we must comply with environmental laws and regulations, which can be expensive.

Our research and development activities involve the controlled use of hazardous materials, including chemicals and radioactive and biological materials. Our operations also produce hazardous waste products. We are subject to a variety of federal, state and local regulations relating to the use, handling, storage and disposal of these materials. We generally contract with third parties for the disposal of such substances and store certain low-level radioactive waste at our facility until the materials are no longer considered radioactive. We cannot eliminate the risk of accidental contamination or injury from these materials. We may be required to incur substantial costs to comply with current or future environmental and safety regulations. If an accident or contamination occurred, we would likely incur significant costs associated with civil penalties or criminal fines and in complying with environmental laws and regulations. We do not have any insurance for liabilities arising from hazardous materials. Compliance with environmental laws and regulations is expensive, and current or future environmental regulation may impair our research, development or production efforts.

The life sciences industry is highly competitive and subject to rapid technological change.

The life sciences industry is highly competitive and subject to rapid and profound technological change. Our present and potential competitors include major pharmaceutical companies, as well as specialized biotechnology and life sciences firms in the United States and in other countries. Most of these companies have considerably greater financial, technical and marketing resources than we do. Additional mergers and acquisitions in the pharmaceutical and biotechnology industries may result in even more resources being concentrated in our competitors. Our existing or prospective competitors may develop processes or products that are more effective than ours or be more effective at implementing their technologies to develop commercial products faster. Our competitors may succeed in obtaining patent protection and/or receiving regulatory approval for commercializing products before us. Developments by our competitors may render our product candidates obsolete or non-competitive.

We also experience competition from universities and other research institutions, and we frequently compete with others in acquiring technology from those sources. These industries have undergone, and are expected to continue to undergo, rapid and significant technological change, and we expect competition to intensify as technical advances in each field are made and become more widely known. There can be no assurance that others will not develop technologies with significant advantages over those that we are seeking to develop. Any such development could harm our business.

Legislative or regulatory reform of the healthcare system may affect our ability to sell our products profitably.

In both the United States and certain foreign jurisdictions, there have been a number of legislative and regulatory proposals to change the healthcare system in ways that could impact upon our ability to sell our products profitably. In the United States in recent years, new legislation has been proposed at the federal and state levels that would effect major changes in the healthcare system, either nationally or at the state level. These proposals have included prescription drug benefit proposals for Medicare beneficiaries introduced in Congress. Legislation creating a prescription drug benefit and making certain changes in Medicare reimbursement has recently been enacted by Congress. Given this legislation’s recent enactment, it is still too early to determine its impact on the pharmaceutical industry and our business. Further federal and state proposals are likely. More recently, administrative proposals are pending that would change the method for calculating the reimbursement of certain drugs. The potential for adoption of these proposals may affect our ability to raise capital, obtain additional collaborators or market our products. Such proposals, if enacted, may reduce our revenues, increase our expenses or limit the markets for our products. In particular, we expect to experience pricing pressures in connection with the sale of our products due to the trend toward managed health care, the increasing influence of health maintenance organizations and additional legislative proposals.

Risk Factors Relating to Our Intellectual Property

If we are unable to obtain and maintain protection for the intellectual property incorporated into our products, the value of our technology and products will be adversely affected.

Our success will depend in large part on our ability or the ability of our licensors to obtain and maintain protection in the United States and other countries for the intellectual property incorporated into our products. The patent situation in the field of biotechnology and pharmaceuticals generally is highly uncertain and involves complex legal and scientific questions. Neither we nor our licensors may be able to obtain additional issued patents relating to our technology. Even if issued, patents may be challenged, narrowed, invalidated, or circumvented, which could limit our ability to stop competitors from marketing similar products or limit the length of the term of patent protection we may have for our products. In addition, our patents and our licensors’ patents may not afford us protection against competitors with similar technology. Because patent applications in the United States and many foreign jurisdictions are typically not published until 18 months after filing, or in some cases not at all, and because publications of discoveries in the scientific literature often lag behind actual discoveries, neither we nor our licensors can be certain that we or they were the first to make the inventions claimed in issued patents or pending patent applications, or that we or they were the first to file for protection of the inventions set forth in these patent applications.

We also rely on trade secret protection and confidentiality agreements to protect our interests in proprietary know-how that is not patentable and for processes for which patents are difficult to enforce. We cannot be certain that we will be able to protect our trade secrets adequately. Any leak of confidential data into the public domain or to third parties could allow our competitors to learn our trade secrets.

If we lose our licenses from PowderMed Limited for 3268, certain individuals for 4975 or Bridge Pharma, Inc. for 1207, and Brigham and Women’s Hospital and Stanford University for TF Decoy technology, we will not be able to continue development of its current products.

We are a party to four significant license agreements relating to patents, patent applications and know-how covering the technology relating to 3268, 4975, 1207 and Avrina, our four product candidates. These license agreements impose various diligence, commercialization, royalty and other obligations on us. If we fail to comply with the obligations in the license agreements, the licensor may have the right to terminate the license and we may not be able to market products that were covered by the license.

The license agreement with James N. Campbell, M.D., Richard A. Meyer, M.S. and Marco Pappagallo, M.D. relates to the steps of administering capsaicin for pain reduction utilized in 4975, and our rights under this agreement can be terminated on 10 days’ written notice if we fail to make a payment or fulfill any material obligation under the agreement and the failure is not cured by us within 180 days of receiving notice of such failure. The license agreement with PowderMed Limited relates to technology underlying 3268. The agreement with PowderMed Limited can be terminated immediately by either party if the other party ceases to do business in the ordinary course, or assigns all or substantially all of its assets for the benefit of creditors. Either party can also terminate for material breach if not cured within 60 days of notice or if not cured within 30 days of notice if the breach relates to payment provisions. The agreement with Bridge Pharma, Inc. relates to proprietary analgesic and local anesthetic pharmaceutical agents and technology underlying 1207 and our rights under this agreement can be terminated for cause by Bridge Pharma, Inc. if we breach any material provision of the agreement and fail to cure the breach within 60 days of the receipt of the notice of breach. Either party may terminate the agreement immediately in the event the other party suffers certain insolvency events. To date, we believe it has met its obligations under all of these agreements.

We also hold licenses from The Brigham and Women’s Hospital, Inc. and Stanford University for patents, patent applications and know-how covering our transcription factor decoy technology generally. These license agreements impose various diligence, commercialization, sublicensing, royalty, insurance, and other obligations on us. If we fail to comply with the obligations in the license agreements, the licensor may have the right to terminate the license and we may not be able to market products that were covered by the license. To date, we have met all of our obligations under these agreements.

We may incur substantial costs enforcing our patents, defending against third-party patents, invalidating third-party patents or licensing third-party intellectual property, as a result of litigation or other proceedings relating to patent and other intellectual property rights.

We may not have rights under some patents or patent applications that would be infringed by technologies that we use in our research, drug targets that we select, or product candidates that we seek to develop and commercialize. Third parties may own or control these patents and patent applications in the United States and abroad. These third parties could bring claims against us or our collaborators that would cause us to incur substantial expenses and, if successful against us, could cause us to pay substantial damages. Further, if a patent infringement suit were brought against us or our collaborators, we or they could be forced to stop or delay research, development, manufacturing or sales of the product or product candidate that is the subject of the suit. We or our collaborators therefore may choose to seek, or be required to seek, a license from the third party and would most likely be required to pay license fees or royalties or both. These licenses may not be available on acceptable terms, or at all. Even if we or our collaborators were able to obtain a license, the rights may be nonexclusive, which would give our competitors access to the same intellectual property. Ultimately, we could be prevented from commercializing a product, or forced to cease some aspect of our business operations, as a result of patent infringement claims, which could harm our business.

There has been substantial litigation and other proceedings regarding patent and other intellectual property rights in the pharmaceutical and biotechnology industries. Although we are not currently a party to any patent litigation or any other adversarial proceeding, including any interference proceeding declared before the United States Patent and Trademark Office, regarding intellectual property rights with respect to our products and technology, we may become so in the future. We are not currently aware of any actual or potential infringement claim involving our intellectual property rights. The cost to us of any patent litigation or other proceeding, even if resolved in our favor, could be substantial. The outcome of patent litigation is subject to uncertainties that cannot be adequately quantified in advance, including the demeanor and credibility of witnesses and the identity of the adverse party, especially in biotechnology related patent cases that may turn on the testimony of experts as to technical facts upon which experts may reasonably disagree. Some of our competitors may be able to sustain the costs of such litigation or proceedings more effectively than we can because of their substantially greater financial resources. If a patent or other proceeding is resolved against us, we may be enjoined from researching, developing, manufacturing or commercializing our products without a license from the other party and we may be held liable for significant damages. We may not be able to obtain any required license on commercially acceptable terms or at all.

Uncertainties resulting from the initiation and continuation of patent litigation or other proceedings could harm our ability to compete in the marketplace. Patent litigation and other proceedings may also absorb significant management time.

Other Risk Factors

Changes in, or interpretations of, accounting rules and regulations, such as expensing of stock options, could result in unfavorable accounting charges or require us to change our compensation policies.

Accounting methods and policies for biopharmaceutical companies, including policies governing revenue recognition, expenses, accounting for stock options and in-process research and development costs are subject to further review, interpretation and guidance from relevant accounting authorities, including the Securities and Exchange Commission. Changes to, or interpretations of, accounting methods or policies in the future may require us to reclassify, restate or otherwise change or revise our financial statements, including those contained in this Annual Report on Form 10-K. Historically, we have not been required to record stock-based compensation charges if the employee’s stock option exercise price equals or exceeds the fair value of our common stock at the date of grant. The Financial Accounting Standards Board issued in December 2004 Statement of Accounting Standards No. 123 (revised) which will require us to record expense for the fair value of stock options granted and purchases under employee stock purchase plans in our 2006 fiscal year. When we change our accounting policy to record expense for the fair value of stock options granted and shares purchased, our operating expenses will increase. We rely heavily on stock options to motivate existing employees and attract new employees. When we are required to expense stock options, we may choose to reduce our reliance on stock options as a motivation tool. If we reduce our use of stock options, it may be more difficult for us to attract and retain qualified employees. If we do not reduce our reliance on stock options, our reported losses will increase.

Anti-takeover defenses that we have in place could prevent or frustrate attempts by stockholders to change the direction or management of the company.

Provisions of our certificate of incorporation and bylaws and applicable provisions of Delaware law may make it more difficult for or prevent a third-party from acquiring control of us without the approval of our board of directors. These provisions:

•	establish a classified board of directors, so that not all members of our board may be elected at one time;

•	set limitations on the removal of directors;

•	limit who may call a special meeting of stockholders;

•	establish advance agreement requirements for nominations for election to our board of directors or for proposing matters that can be acted upon at stockholder meetings;

•	prohibit stockholder action by written consent, thereby requiring all stockholder actions to be taken at a meeting of our stockholders; and

•	provide our board of directors the ability to designate the terms of and issue new series of preferred stock without stockholder approval.

These provisions may have the effect of entrenching our management team and may deprive you of the opportunity to sell your shares to potential acquirors at a premium over prevailing prices. This potential inability to obtain a control premium could reduce the price of our common stock.

Our principal stockholders and management own a significant percentage of our stock and are able to exercise significant influence.

Our executive officers, directors and principal stockholders, together with their affiliates, own approximately 43.3% of our voting stock, including shares subject to outstanding options based upon shares outstanding as of March 16, 2006. Our executive officers are not affiliated with any of our directors, principal stockholders or their affiliates. These stockholders will likely be able to determine the composition of our board of directors, possess the voting power to approve all matters requiring stockholder approval, including the approval of mergers and acquisitions or other changes in corporate control, and will continue to have significant influence over our operations. The interests of these stockholders may be different than the interests of other stockholders on these matters. This concentration of ownership could also have the effect of delaying or preventing a change in our control or otherwise discouraging a potential acquirer from attempting to obtain control of us, which in turn could reduce the price of our common stock.

If our stock price is volatile, purchasers of our common stock could incur substantial losses.

Our stock price is likely to be volatile. The stock market in general and the market for biotechnology companies in particular have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. The price for our common stock may be influenced by many factors, including:

•	results of our clinical trials;

•	failure of any of our product candidates, if approved, to achieve commercial success;

•	regulatory developments in the United States and foreign countries;

•	developments or disputes concerning patents or other proprietary rights;

•	ability to manufacture our products to commercial standards;

•	public concern over our products;

•	litigation;

•	the departure of key personnel;

•	future sales of our common stock;

•	variations in our financial results or those of companies that are perceived to be similar to us;

•	changes in the structure of healthcare payment systems;

•	investors’ perceptions of us; and

•	general economic, industry and market conditions.

Integrating our merged companies may divert management’s attention away from our operations.

Successful integration operations, products and personnel as a result of our merger with AlgoRx Pharmaceuticals, Inc. may place a significant burden on our management and our internal resources. The diversion of management’s attention and any difficulties encountered in the transition and integration process could result in delays in the companies’ clinical trial programs and could otherwise harm our business, financial condition and operating results.

FORWARD-LOOKING INFORMATION

This prospectus and the documents that we have filed with the SEC that are included or incorporated by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are subject to the “safe harbor” created by those sections. These forward-looking statements include but are not limited to statements about:

•	our strategy;

•	the progress of our development programs, including clinical testing;

•	sufficiency of our cash reserves;

•	revenues from new collaborations;

•	product development;

•	our research and development and other expenses; and

•	our operations and legal risks.

These forward-looking statements are generally identified by words such as “expect,” “anticipate,” “intend,” “believe,” “hope,” “assume,” “estimate,” “plan,” “will” and other similar words and expressions. Discussions containing these forward-looking statements may be found, among other places, in “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent annual report on Form 10-K and our quarterly reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those in the forward-looking statements. We undertake no obligation to publicly release any revisions to the forward-looking statements or reflect events or circumstances after the date of this prospectus except as required by law. Before deciding to purchase our securities, you should carefully consider the risk factors discussed here or incorporated by reference, in addition to the other information set forth in this prospectus, any accompanying prospectus supplement and in the documents incorporated by reference.

THE SECURITIES WE MAY OFFER

We may offer shares of our common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, with a total value of up to $100 million from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity, if applicable;

•	rates and times of payment of interest or dividends, if any;

•	redemption, conversion or sinking fund terms, if any;

•	voting or other rights, if any;

•	conversion prices, if any; and

•	important federal income tax considerations.

The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement shall offer a security that is not registered and described in this prospectus at the time of its effectiveness.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

We may sell the securities directly to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through agents or underwriters, we will include in the applicable prospectus supplement:

•	the names of those agents or underwriters;

•	applicable fees, discounts and commissions to be paid to them; and

•	the net proceeds to us.

Common Stock. We may issue shares of our common stock from time to time. Holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders. Subject to any preferences of outstanding shares of preferred stock, holders of common stock are entitled to dividends when and if declared by our board of directors.

Preferred Stock. We may issue shares of our preferred stock from time to time, in one or more series. Our board of directors shall determine the rights, preferences, privileges and restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series. Convertible preferred stock will be convertible into our common stock or exchangeable for our other securities. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

Debt Securities. We may offer debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other secured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible debt securities will be convertible into or exchangeable for our common stock or our other securities. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

The debt securities will be issued under one or more documents called indentures, which are contracts between us and a national banking association, as trustee. In this prospectus, we have summarized certain general features of the debt securities. We urge you, however, to read the prospectus supplements related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. Forms of indentures may be filed as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports we file with the SEC.

Warrants. We may issue warrants for the purchase of common stock, preferred stock, and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities. The warrants will be evidenced by warrant certificates issued under one or more warrant agreements, which are contracts between us and an agent for the holders of the warrants. In this prospectus, we have summarized certain general features of the warrants. We will incorporate by reference into the registration statement of which this prospectus is a part the form of warrant agreement, including a form of warrant certificate, that describes the terms of the series of warrants we are offering before the issuance of the related series of warrants. We urge you to read the prospectus supplements related to the series of warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the applicable series of warrants.

Units. We may issue units consisting of common stock, preferred stock, debt securities and/or warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. In this prospectus, we have summarized certain general features of the units. We urge you, however, to read the prospectus supplements related to the series of units being offered, as well as the unit agreements that contain the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the Securities and Exchange Commission, the form of unit agreement and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.

We will evidence each series of units by unit certificates that we will issue under a separate agreement. We will enter into the unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

RATIO OF EARNINGS TO FIXED CHARGES

Our earnings were insufficient to cover fixed charges in each of the years in the five-year period ended December 31, 2005. “Earnings” consist of income (loss) from continuing operations before income taxes, extraordinary items, cumulative effect of accounting changes, equity in net losses of affiliates and fixed charges. “Fixed charges” consist of interest expense and the portion of operating lease expense that represents interest. The following table sets forth the computation of our ratio of earnings to fixed charges for the periods indicated:

	Year Ended December 31,				Period from March 6, 2001 (inception) to December 31,
	2005	2004	2003	2002	2001
Ratio of earnings to fixed charges(1)	N/A	N/A	N/A	N/A	N/A

(1)	For the fiscal years ended December 31, 2005, 2004, 2003, and 2002 and for the period from March 6, 2001 (inception) to December 31, 2001, our earnings were insufficient to cover fixed charges by $35.2 million, $23.0 million, $15.5 million, $20.2 million and $1.4 million, respectively.

USE OF PROCEEDS

Except as described in any prospectus supplement, we currently intend to use the net proceeds from the sale of the securities offered hereby for research and development and general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in businesses, products and technologies that are complementary to our own. Pending these uses, the net proceeds will be invested in investment-grade, interest-bearing securities.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock and certain provisions of our certificate of incorporation and bylaws is a summary and is qualified in its entirety by the provisions of our certificate of incorporation and bylaws.

Our authorized capital stock consists of 100,000,000 shares of common stock, $0.001 par value, and 5,000,000 shares of preferred stock, $0.001 par value. As of April 13, 2006, there were 20,096,774 shares of common stock outstanding and no shares of preferred stock outstanding.

Common Stock

The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. The holders of common stock are not entitled to cumulative voting rights with respect to the election of directors, and as a consequence, minority stockholders will not be able to elect directors on the basis of their votes alone.

Subject to preferences that may be applicable to any then outstanding shares of preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of us, holders of the common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any then outstanding shares of preferred stock. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of common stock are, and all shares of common stock to be issued under this prospectus will be, fully paid and non-assessable.

Preferred Stock

Our amended and restated certificate of incorporation provides that our Board of Directors has the authority, without further action by the stockholders, to issue up to 5,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions of this preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of a series, without further vote or action by the stockholders.

We will fix the rights, preferences, privileges and restrictions of the preferred stock of each series in the certificate of designation relating to that series. We will incorporate by reference as an exhibit to the registration statement that includes this prospectus or as an exhibit to a current report on Form 8-K, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include:

•	the title and stated value;

•	the number of shares we are offering;

•	the liquidation preference per share;

•	the purchase price;

•	the dividend rate, period and payment date and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

•	voting rights, if any, of the preferred stock;

•	preemption rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•

any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

If we issue shares of preferred stock under this prospectus, the shares will be fully paid and non-assessable and will not have, or be subject to, any preemptive or similar rights.

The General Corporation Law of the State of Delaware, the state of our incorporation, provides that the holders of preferred stock will have the right to vote separately as a class on any proposed fundamental change in the rights of the preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

The issuance of preferred stock, whether pursuant to this offering or otherwise, could adversely affect the voting power, conversion or other rights of holders of our common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our company or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.

Anti-Takeover Effects of Provisions of Delaware Law and Our Charter Documents

Delaware Law. We are subject to Section 203 of the Delaware General Corporation Law, which regulates acquisitions of some Delaware corporations. In general, Section 203 prohibits, with some exceptions, a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person becomes an interested stockholder, unless:

•	our board of directors approved the business combination or the transaction in which the person became an interested stockholder prior to the date the person attained this status;

•

upon consummation of the transaction that resulted in the person becoming an interested stockholder, the person owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and issued under employee stock plans under which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or subsequent to the date the person became an interested stockholder, our board of directors approved the business combination and the stockholders other than the interested stockholder authorized the transaction at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding stock not owned by the interested stockholder.

Section 203 defines a “business combination” to include:

•	any merger or consolidation involving us and the interested stockholder;

•	any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of our assets;

•	in general, any transaction that results in the issuance or transfer by us of any of our stock to the interested stockholder;

•	any transaction involving us that has the effect of increasing the proportionate share of our stock owned by the interested stockholders; and

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges, or other financial benefits provided by or through us.

In general, Section 203 defines an “interested stockholder” as any person who, together with the person’s affiliates and associates, owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of a corporation’s voting stock.

Certificate of Incorporation and Bylaw Provisions. Our restated certificate of incorporation and bylaws include a number of provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control or our management. First, our board can issue up to 5,000,000 shares of preferred stock, with any rights or preferences, including the right to approve or not approve an acquisition or other change in control. Second, our restated certificate of incorporation provides that all stockholder actions after the closing of this offering must be effected at a duly called meeting of stockholders and not by written consent. Third, our bylaws provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide timely notice in writing. Our bylaws also specify requirements as to the form and content of a stockholder’s notice. These provisions may delay or preclude stockholders from bringing matters before a meeting of stockholders or from making nominations for directors at a meeting of stockholders, which could delay or deter takeover attempts or changes in management. Fourth, following this offering, our board of directors will be divided into three classes. The classification of our board of directors will have the effect of requiring at least two annual stockholder meetings, instead of one, to replace a majority of our directors, which could have the effect of delaying or preventing a change in our control or management. Fifth, our restated certificate of incorporation provides that, subject to the rights of the holders of any outstanding series of our preferred stock, all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of our directors then in office, even if less than a quorum. In addition, our restated certificate of incorporation provides that our board of directors may fix the number of directors by resolution. Sixth, upon the closing of this offering, our restated certificate of incorporation will not provide for cumulative voting for our directors. The absence of cumulative voting may make it more difficult for stockholders owning less than a majority of our stock to elect any directors to our board.

Transfer Agent and Registrar

Mellon Investor Services LLC has been appointed as the transfer agent and registrar for our common stock.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below.

We will issue the senior debt securities under the senior indenture that we will enter into with the trustee named in the senior indenture. We will issue the subordinated debt securities under the subordinated indenture that we will enter into with the trustee named in the subordinated indenture. We may file the forms of these documents as exhibits to the registration statement which includes this prospectus or incorporate them by reference in a current report on Form 8-K. We use the term “indentures” in this prospectus to refer to both the senior indenture and the subordinated indenture.

The indentures will be qualified under the Trust Indenture Act of 1939. We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements related to the debt securities that we sell under this prospectus, as well as the indenture that contains the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

We will describe in each prospectus supplement the following terms relating to a series of debt securities:

•	the title;

•	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form, the terms and who the depositary will be;

•	the maturity date;

•

whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•

the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•

the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemptions provisions;

•

the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	whether the indenture will restrict our ability and/or the ability of our subsidiaries to:

•	incur additional indebtedness;

•	issue additional securities;

•	create liens;

•	pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;

•	redeem capital stock;

•	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

•	make investments or other restricted payments;

•	sell or otherwise dispose of assets;

•	enter into sale-leaseback transactions;

•	engage in transactions with stockholders and affiliates;

•	issue or sell stock of our subsidiaries; or

•	effect a consolidation or merger;

•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•	a discussion of any material or special United States federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	provisions for a sinking fund purchase or other analogous fund, if any;

•

whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

•

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Any successor to or acquiror of the indentures must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible for our other securities or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

The following are events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable and the time for payment has not been extended or delayed;

•

if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•

subject to its duties under the Trust Indenture Act of 1939, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

•

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

•

the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters:

•	to fix any ambiguity, defect or inconsistency in the indenture;

•	to comply with the provisions described above under “Consolidation, Merger or Sale;”

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act of 1939;

•

to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•

to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under “General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

•	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

•

to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default; or

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the debenture trustee;

•	compensate and indemnify the debenture trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the debenture trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series. See “Legal Ownership of Securities” for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. However, no prospectus supplement shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus or as an exhibit to a current report on Form 8-K.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•

in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•

in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements and warrants may be modified;

•	federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•

in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•

in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. Eastern Time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Outstanding Warrants

As of April 13, 2006, there was an outstanding warrant to purchase 65,212 shares of our common stock. The exercise price of these warrants is $6.29332 per share. Any of the outstanding warrants may be exercised by applying the value of a portion of the warrant, which is equal to the number of shares issuable under the warrant being exercised multiplied by the fair market value of the security receivable upon the exercise of the warrant, less the per share price, in lieu of payment of the exercise price per share. The warrants will expire on February 19, 2009, unless earlier exercised.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the Securities and Exchange Commission, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we sell under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units comprised of one or more debt securities, shares of common stock, shares of preferred stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock, debt security or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary. See “Legal Ownership of Securities” below.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations For Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•

An investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•

An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•	An investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•

An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•

The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

•

The depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•

Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When A Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

The global security will terminate when the following special situations occur:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the common stock through underwriters or dealers, through agents, or directly to one or more purchasers. A prospectus supplement or supplements will describe the terms of the offering of the securities, including:

•	the name or names of any underwriters, if any;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters who are qualified market makers on the NASDAQ National Market may engage in passive market making transactions in the securities on the NASDAQ National Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon for us by Cooley Godward LLP, Palo Alto, California. GC&H Investments and GC&H Investments, LLC, investment partnerships composed of certain partners of and persons associated with Cooley Godward LLP, beneficially owns 3,125 and 4,314 shares, respectively, of Corgentech common stock and Cooley Godward LLP beneficially owns 3,437 shares of Corgentech common stock.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2005, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities we are offering under this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You may read and copy the registration statement, as well as our reports, proxy statements and other information, at the SEC’s public reference rooms at 100 F Street, N.E., Washington, D.C. 20549, as well as at the SEC’s regional offices at 500 West Madison Street, Suite 1400, Chicago, IL 60661 and at 233 Broadway, New York, NY 10279. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference rooms. Our SEC filings are also available at the SEC’s web site at “http://www.sec.gov.” In addition, you can read and copy our SEC filings at the office of the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C. 20006.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede this information.

We are “incorporating by reference” specified documents that we file with the SEC, which means:

•	incorporated documents are considered part of this prospectus;

•	we are disclosing important information to you by referring you to those documents; and

•	information that we file in the future with the SEC automatically will update and supersede earlier information in or incorporated by reference in this prospectus.

We incorporate by reference the documents listed below and any documents that we file in the future with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the completion of the offering (other than current reports furnished under Item 9 or Item 12 of Form 8-K):

1. Our Annual Report on Form 10-K for the year ended December 31, 2005, filed on March 30, 2006;

2. Our preliminary proxy for our stockholders’ meeting to be held on June 21, 2006, filed on April 13, 2006;

3. Our Current Reports on Form 8-K filed February 23, 2006 and March 23, 2006; and

4. The description of our common stock set forth in our registration statement on Form 8-A, filed with the SEC on February 3, 2004, including any amendments or reports filed for the purposes of updating this description.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to Corgentech Inc.:

Corgentech Inc.

Attn: Investor Relations

650 Gateway Boulevard

South San Francisco, California 94080

Telephone: (650) 624-9600

E-mail: investors@corgentech.com

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this document.

In connection with this offering, no person is authorized to give any information or to make any representations not contained in this prospectus. If information is given or representations are made, you may not rely on that information or representations as having been authorized by us. This prospectus is neither an offer to sell nor a solicitation of an offer to buy any securities other than those registered by this prospectus, nor is it an offer to sell or a solicitation of an offer to buy securities where an offer or solicitation would be unlawful. You may not imply from the delivery of this prospectus or from any sale made under this prospectus that our affairs are unchanged since the date of this prospectus or that the information contained in this prospectus is correct as of any time after the date of this prospectus.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITY

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.